As filed with the Securities and Exchange Commission on February 10, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Children’s Internet, Inc.

(Name of small business issuer in its Charter)

Nevada

(State or other jurisdiction of

incorporation or organization)

88-0370247

(I.R.S. Employer

Identification No.)

7374

 (Primary Standard Industrial

Classification Code Number)

2401 Crow Canyon Road, Suite 201

San Ramon, California 94583

(925) 362-9306

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Sholeh Hamedani

The Children’s Internet, Inc.

2401 Crow Canyon Road, Suite 201

San Ramon, California  94583

(925) 406-2364

(Name, address, including zip code, and telephone number of

agent for service of process)

Copies to:

Oswald & Yap

16148 Sand Canyon Avenue

Irvine, CA  92618

(949) 788-8900

Approximate date of commencement of proposed sale to public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  [x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Maximum aggregate offering price per share[1]	Maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001	5,118,500[2]	$2.00	$10,237,000	$942
Total	5,118,500	$2.00	$10,237,000	$942

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement share thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

1 - Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) to the Securities Act of 1933.  The selling stockholders will sell at a price $2.00 per share, provided that in the event that our shares become quoted on the OTC Bulletin Board or some other securities market, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions.

2 - Consists of 1,118,500 shares of common stock being registered for sale by the selling stockholders and 4,000,000 shares of common stock being registered for sale in a direct public offering by the Company.

SUBJECT TO COMPLETION, DATED __________________________, ____

PROSPECTUS

5,118,500 SHARES OF COMMON STOCK

We are offering for sale a maximum of 4,000,000 shares of our common stock in a self-underwritten offering directly to the public. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised.  No arrangements have been made to place funds into escrow or any similar account.  Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions.  The purchase price is $2.00 per share.  If all of the shares offered by us are purchased, the proceeds to us will be $8,000,000.

This is our initial public offering and no public market currently exists for shares of our common stock.  We are applying for quotation of our common stock on the over-the-counter Bulletin Board System under the symbol “TCII.”  However, there can be no assurance that our common stock will be quoted on the over-the-counter Bulletin Board or that a liquid market will develop for our common stock.

We are also registering 1,118,500 shares of common stock for sale by certain of our stockholders.  The selling stockholders may offer and sell the shares from time to time in negotiated transactions at $2.00 per share.  In the event that our shares become quoted on the OTC Bulletin Board, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions.

The offering will terminate 12 months after this registration statement is declared effective by the Securities and Exchange Commission.  However, we may extend the offering up to two years after this registration statement is declared effective by the Securities and Exchange Commission.

Investing in our common stock involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment.  See "Risk Factors" beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive offices are located at

2401 Crow Canyon Road, Suite 201, San Ramon, California  94583.

Our telephone number is (925) 406-2364.

The date of this prospectus is ___________________, ____.

The Children’s Internet, Inc.

Table of Contents

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

PROSPECTUS SUMMARY

1

RISK FACTORS

4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

10

DIVIDEND POLICY

10

SELECTED FINANCIAL DATA

11

PLAN OF OPERATION

13

BUSINESS OF THE COMPANY

14

SITE SELECTION

24

ONLINE PROMOTION

28

FREE CD DISTRIBUTION

28

PRICING CONSIDERATIONS

29

MANAGEMENT

31

SELLING STOCKHOLDERS

35

DESCRIPTION OF SECURITIES

38

MARKET FOR COMMON EQUITY

39

PLAN OF DISTRIBUTION

39

INDEMNIFICATION

41

LEGAL MATTERS

41

EXPERTS

41

WHERE YOU CAN FIND MORE INFORMATION

41

INDEX TO FINANCIAL STATEMENTS

43

SIGNATURES

60

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you.  To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

In this prospectus, the terms “The Children’s Internet,” “we,” “us,” and “our” refer to The Children’s Internet, Inc., a Nevada corporation, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $.001 per share, of The Children’s Internet, Inc.

The Children’s Internet, Inc.

We were incorporated in the State of Nevada on September 25, 1996 as D.W.C. Installations.  On July 3, 2002, Shadrack Films, Inc. formerly known as The Children’s Internet, Inc. purchased 1,166,755 newly issued shares of our common stock for $150,000, thereby obtaining a majority ownership interest.  We changed our name to The Children’s Internet, Inc. on December 27, 2002.  We are a development stage company and currently have no revenues, only minimal assets, and have incurred losses since our inception.

On September 10, 2002, we entered into a license agreement with Two Dog Net, Inc. to be the exclusive marketers of their proprietary Internet service for pre-school to junior high school age children called The Children’s Internet®.  We plan to introduce and market The Children's Internet®, a comprehensive Internet service designed specifically for children that allows them to have safe, yet unrestricted access to the Internet.  The Children's Internet® allows real time access to pre-selected educational resources and entertaining websites while restricting access to inappropriate websites and information.  The proprietary, patent-pending security software, Safe Zone Technology® offers unprecedented security against Internet predators and Internet content that is inappropriate for children.  The service provides secure, affordable live Internet access, as well as secure e-mail and chat, homework help, games, news, super portals to educational resources and access to web pages that have been pre-approved for educational and entertaining values.

Through our license agreement with Two Dog Net, Inc., we will offer The Children’s Internet® service as well as wholesale dial-up service for Internet access.  We plan to conduct an initial media test to introduce our services to the public via a 30-minute infomercial in 2003.  The infomercial was produced by Two Dog Net, Inc. over a two-year period and is ready to air and is available for our use through our license agreement.  See “Business of the Company ─ Marketing and Sales.”

The Children’s Internet, Inc., our parent company, Shadrack Films, Inc., and Two Dog Net, Inc. are related parties in that our President, Chief Executive Officer, and Director, Sholeh Hamedani, is the sole shareholder of Shadrack Films, Inc. which owns 51% of our common stock.  Ms. Hamedani was President of Two Dog Net, Inc. until August 1, 2002.  In addition, the current President, Chairman and Founder of Two Dog Net, Inc. is Nasser Hamedani, the father of our President, Chief Executive Officer, and Director, Sholeh Hamedani.

Our Direct Public Offering

We are offering for sale up to a maximum of 4,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions.  The purchase price is $2.00 per share.  If all of the shares offered by us are purchased, the proceeds to us will be $8,000,000.

This is our initial public offering and no public market currently exists for shares of our common stock.  We are applying for quotation of our common stock on the over-the-counter Bulletin Board System under the symbol “TCII.”  However, there can be no assurance that our common stock will be quoted on the over-the-counter Bulletin Board or that an active trading market will develop for our common stock.

The offering will terminate 12 months after this registration statement is declared effective by the Securities and Exchange Commission.  However, we may extend the offering up to two years after this registration statement is declared effective.

The Selling Stockholders

We are also registering 1,118,500 shares of our common stock held by certain of our stockholders.  A list of the securities being registered in this prospectus and the people and entities that own them appears in the "Selling Stockholders" section of this prospectus.  Selling stockholders may sell their shares at $2.00 per share until our securities are quoted on the over-the-counter Bulletin Board.  Thereafter, selling stockholders may sell their shares at market prices or at privately negotiated prices.

How To Contact Us

Our executive offices are located at 2401 Crow Canyon Road, Suite 201, San Ramon, California  94583.  Our telephone number is (925) 406-2364.

Summary of the Offering

Total shares of common stock outstanding prior to the offering	2,287,755[3]
Shares of common stock being offered by us	4,000,000
Shares of common stock being offered by selling stockholders	1,118,500
Total shares of common stock outstanding after the offering	6,287,755
Gross proceeds:	$8,000,000
Direct offering; if maximum is sold Selling stockholders	All proceeds from the sale of 1,118,500 shares held by the selling stockholders will go directly to the selling stockholders
Use of proceeds	Proceeds from the sale of the shares will be used to implement our marketing and sales plan, for technical operations, and to provide general operating capital. See "USE OF PROCEEDS."

3 - Does not include 2,000,000 shares of convertible preferred stock outstanding.

Summary Financial Data

The following table sets forth our summary consolidated financial data.  This information should be read in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

	For the nine months ended September 30, 2002	For the period from September 25, 1996 (inception) through September 30, 2002
Statement of Operations Data
Net sales	$-0-	$-0-
Operating expenses:	318,284	326,889
Operating loss	(318,284)	(326,889)
Net Loss	(318,284)	(326,889)

	As of September 30, 2002	As of September 30, 2002
Balance Sheet Data:
Total assets	$1,944,444	$1,944,444
Current liabilities	123,790	123,790
Total stockholders' deficit	(166,284)	(166,284)

RISK FACTORS

An investment in the common stock offered hereby involves a high degree of risk.  In addition to the other information in this prospectus, you should consider carefully the risks described below before you decide to buy our common stock.  These risk factors constitute all the material risks (excluding the risks faced by any typical issuer or offering) identified by our management that we face based on our business and the industry in which we operate.  All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or our future performance.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Our independent certified public accountant's report on our financial statements for the period from September 25, 1996 to December 31, 2001 contains an explanatory paragraph indicating that we had no established source of revenue which raises substantial doubt about our ability to continue as a going concern.  We cannot assure you that any independent certified public accountant's report on our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of our operations.  The existence of the explanatory paragraph may adversely affect our relationship with prospective customers and suppliers and could harm our business.  See “Financial Statements.”

We are a development stage company subject to the risks of a new business in a highly competitive market.

Even though incorporated on September 25, 1996, we had no business plan from inception through September 9, 2002.  We began conducting operations on September 10, 2002, when we acquired a license from Two Dog Net, Inc. to sell The Children’s Internet® product.  In late November 2002, we readied all systems for operations. At December 31, 2002, Two Dog Net, Inc. had two signed agreements to provide wholesale dial-up Internet services as well as The Children’s Internet® service. We have not earned any revenues on these contracts as of December 31, 2002.  Our growth and development is subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly changing markets for Internet products and services.  These risks include, but are not limited to, our possible inability to attract subscribers, the development or acquisition of equal or superior services or products by competitors, the failure of our market to adopt the concept of our product, our possible failure to generate sufficient revenues from subscribers, errors and/or interruptions in our service, our possible inability to expand our internal financial, administrative and product development systems to accommodate our potential growth, and our possible inability to attract, retain and motivate qualified personnel.  There can be no assurance that we will be successful in addressing such risks.  Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition.

We have incurred losses in the past and expect to continue to incur losses, which could be significant.

As of September 30, 2002, we had an accumulated deficit of $326,889.  We expect to derive our revenues from sales of subscriptions to The Children’s Internet® service and as a re-seller of wholesale dial-up Internet service.  We will significantly increase our operating expenses related to expanding our sales and marketing operations to promote sales of subscriptions to The Children’s Internet® service.  To the extent such expenses precede or are not subsequently followed by increased revenues, our business, operating results, and financial condition will be materially and adversely affected.  Our planned expense levels will be based in part on our expectations concerning future revenue and, to a large extent, depend upon the success of our marketing efforts to attract subscribers.  We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.  In such a case, any significant revenue shortfall in relation to our expectations would have a material adverse effect on our business, operating results, and financial condition.

Our operating results are entirely dependent on license revenues from Two Dog Net, Inc.’s products and our business could be materially harmed by factors that adversely affect Two Dog Net, Inc. and its products.

We currently offer two products through our license agreement with Two Dog Net, Inc.:  (1) The Children’s Internet® service; and (2) wholesale dial-up Internet service.  There are no other products available through our license agreement at the present time, nor do we anticipate being able to offer other products for at least the next twelve months, if not longer.  Accordingly, our future operating results depend entirely on the demand for The Children’s Internet® service and wholesale dial-up service by future customers, including new and enhanced releases that are subsequently introduced.  If our competitors release new products that are superior to our products in performance or price, or we fail to enhance our products and introduce new products in a timely manner, demand for our products may decline. A decline in demand for our products as a result of competition, technological change or other factors would significantly reduce any revenues we may earn.  Additionally, any events adversely affecting Two Dog Net, Inc. will also affect us as we are entirely dependent on our license agreement with Two Dog Net for any revenues.  If Two Dog Net, Inc. were to cease its operations, we would need to find alternative sources of revenues, which we may be unable to do.  In such an event, we could be forced to cease operations entirely.

Our operating results may fluctuate significantly.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control.  These factors include the level of usage of the Internet, the level of user traffic on The Children’s Internet® website, our ability to attract new subscribers to our service, the amount and timing of capital expenditures and other costs relating to the expansion of our sales and marketing efforts, the introduction of new products or services by our competitors, technical difficulties with respect to the development or operation of The Children’s Internet® website and service, general economic conditions and economic conditions specific to the Internet and online media.  As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on our business, operating results and financial condition.

Our ability to attract customers and generate revenues is dependent on the reliable performance and continued growth of use of the Internet.

Our future success is substantially dependent upon continued growth in the use of the Internet in order to support the sale of subscriptions to The Children’s Internet® service.  There can be no assurance that communication or commerce over the Internet will become more widespread or that extensive content will continue to be provided over the Internet.  The Internet may not prove to be a viable commercial marketplace for a number of reasons, including lack of acceptable security technologies, potentially inadequate development of the necessary infrastructure, or timely development and commercialization of performance improvements.  In addition, to the extent that the Internet continues to experience significant growth in the number of users and level of use, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it by such potential growth or that the performance or reliability of the Internet will not be adversely affected by this continued growth.  If use of the Internet does not continue to grow, or if the Internet infrastructure does not effectively support growth that may occur, our business, operating results, and financial condition would be materially and adversely affected.

Changes in technology and industry standards may cause our products to be non-competitive or increase our expenses.

The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements.  These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce new Internet products and services in the near future.  Our failure to effectively adapt to technological developments could have a material adverse affect on our business, operating results, and financial condition.

If we cannot obtain sufficient telecommunications network capacity at reasonable costs, we may not be able to provide services at prices acceptable to our customers, thereby reducing demand for our services.

We are dependent on being able to effectively serve a high volume of use on The Children’s Internet® website and service.  The performance of our website and service is critical to our reputation, our ability to achieve market acceptance of our product, and our ability to attract subscribers.  An increase in the volume of use of our website and service could strain the capacity of the software or hardware we deploy which could lead to slower response time or system failures, and adversely affect our business and potential for revenue generation.  In addition, as the number of Web pages and users increase, there can be no assurance that our product and infrastructure will be able to scale accordingly.  We also face technical challenges associated with higher levels of personalization and localization of content delivered to users of our service, which adds strain to our development and operational resources.

We are vulnerable to system failures which could harm our reputation and cause us to lose customers.

Any system failure that causes an interruption in service or an increase in response time of our service can result in less traffic to our website and cancellation or non-renewal of subscriptions to our service.  In particular, our operations are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins, and similar events.  In addition, substantially all of the network infrastructure is located in Northern California, an area susceptible to earthquakes, which also could cause system outages or failures.  Neither Two Dog Net, Inc. nor we presently have multiple site capacity in the event of any such occurrence.  Despite the planned implementation of network security measures by Two Dog Net, Inc., its servers may be vulnerable to computer viruses, break-ins, and similar disruptions from unauthorized tampering with their computer systems.  The occurrence of any of these events could result in interruptions, delays, or cessations in service to its users, which could have a material adverse effect on our business, operating results, and financial condition.

We are dependent on third parties for integral components of our service.

We are dependent upon private third party providers such as Qwest Communications Corporation to provide the principal Internet connection for The Children’s Internet®.  Any disruption in the Internet access provided by third-party providers or any failure of third-party providers to handle higher volumes of user traffic could have a material adverse effect on our business, operating results, and financial condition.

If we are unable to attract and retain key personnel, we may not be able to compete effectively in our market.

We currently have five employees, four in management and one technical employee.  Our performance is substantially dependent on the performance of our senior management and key technical personnel, in particular Sholeh Hamedani, our President, Chief Executive Officer, Chief Financial Officer, and Director.  We do not carry key person life insurance on any of our employees.  The loss of the services of any of senior management or other key employees could have a material adverse effect on our business, operating results, and financial condition.  We anticipate that we will need to hire additional personnel in the areas of technology and development, customer support, finance and administration and operations.  As a result, our future success will depend heavily on our ability to quickly attract qualified employees to sufficiently staff key functional areas supporting the business.  Competition for such personnel is intense, and there can be no assurance that we will be successful in achieving a staffing plan in all of our key functional areas within a time frame that is consistent with our overall business plan.  There is no assurance that we will be able to retain our key managerial and technical employees or that we will be able to attract and retain additional highly qualified technical and managerial personnel in the future.  Our inability to retain and attract the necessary technical and managerial personnel could have a material and adverse effect upon our business, operating results, and financial condition.

Growth of our business may place a strain on our management and resources, detrimentally affecting our ability to serve existing customers and acquire new customers.

We anticipate that significant expansion of our operations will be required in order to address potential market opportunities.  This expansion includes an increase in personnel, facilities, and equipment.  This expansion may place a significant strain on our managerial, operational and financial resources and systems.  To manage our growth, we must implement, improve and effectively utilize our operational, management, marketing and financial systems and train and manage our current and new employees.  There can be no assurance that we will be able to effectively manage effectively an expansion of our operations or that our current or future personnel, systems, procedures and controls will be adequate to support our operations. Any failure of management to effectively manage our growth could have a material adverse effect on our business, results of operations and financial condition.

Vulnerability of our systems to security breaches could cause disruptions in our service, liability to third parties, or loss of customers.

Despite the implementation of security measures, our networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems.  A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our Internet operations.  Internet service providers and operating system providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others.  We may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by such breaches.  Although we intend to continue to implement industry-standard security measures, there can be no assurance that the measures we implement will not be circumvented in the future.  Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing The Children’s Internet® website and using our service which could have a material adverse effect on our ability to attract and keep subscribers.

Because we face intense competition, we may not be able to operate profitably in our markets.

The market for Internet products and services is highly competitive and competition is expected to continue to increase significantly.  There are no substantial barriers to entry in these markets.  Although our management believes that the diverse segments of the Internet market provide opportunities for multiple suppliers of products and services similar to ours, it is quite possible that a single supplier may dominate one or more market segments.  We compete with many other providers of security software, Internet service providers, and online services.  Many of our existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and distribution resources.  In addition, providers of Internet tools and services may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies.  Our management believes that the principal competitive factors in our anticipated markets are brand recognition, ease of use, comprehensiveness of available content, customization by the consumer, quality and responsiveness of search results, availability of high-quality, focused value added services, and required technology to offer access to end users with fewer interruptions.  There can be no assurance that we will be able to compete successfully or that the competitive pressures we face will not have a material adverse effect on our business, operating results, and financial condition. See “Business of the Company─Competition.”

We operate in a new and evolving market with uncertain prospects for growth and may not be able to sustain growth in our customer base.

The markets for our product have only recently begun to develop, are rapidly evolving, and are characterized by an increasing number of market entrants who have introduced or developed content filtering products and child-oriented services for use on the Internet.  As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk.  Because the market for our product is new and changes rapidly, it is difficult to predict the future growth rate, if any, and size of this market.  There can be no assurance either that the market for our product will continue to develop or that demand for our product will be sustainable.  If the market develops more slowly than expected or becomes saturated with competitors, or if our product does not sustain market acceptance, our business, operating results and financial condition will be materially and adversely affected.

Impairment of our intellectual property rights could negatively affect our business or could allow competitors to minimize any advantage that our proprietary technology may give us.

Two Dog Net, Inc. currently has a patent application pending for its technology that would preclude or inhibit competitors from entering the market that we serve.  However, we cannot be sure that we will receive this patent or any other patents.  While it is our practice to enter into agreements with all employees and some of our customers and suppliers to prohibit or restrict the disclosure of proprietary information, we cannot be sure that these contractual arrangements or the other steps we take to protect our proprietary rights will prove sufficient to prevent illegal use of our proprietary rights or to deter independent, third-party development of similar proprietary assets.

Effective copyright, trademark, trade secret and patent protection may not be available in every country in which our products and services are offered. In the future we could become involved in legal disputes relating to the validity or alleged infringement of our intellectual property rights or those of a third party.  Intellectual property litigation is typically extremely costly and can be disruptive to business operations by diverting the attention and energies of management and key technical personnel. In addition, any adverse decisions could subject us to significant liabilities, require us to seek licenses from others, prevent us from using, licensing or selling certain of our products and services, or cause severe disruptions to operations or the markets in which we compete which could decrease profitability.  See “Business of the Company─Patents, Trademarks, Licenses and Royalties.”

Our business operates in an uncertain legal environment, where future government regulation and lawsuits could restrict our business or cause unexpected losses.

Due to the increasing popularity and use of the Internet, laws and regulations with respect to the Internet may be adopted at federal, state and local levels, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence   of   traditional   telecommunications   services   with   Internet communications. We cannot predict the nature of future legislation and the manner in which   government   authorities may interpret and enforce that legislation.  As a result, we could be subject to potential liability under future legislation, which in turn could restrict our operations or cause additional expenses or losses. For example, if legislation were adopted in the U.S. or internationally that makes transacting business over the Internet less favorable or otherwise curtails the growth of the Internet, this could reduce demand for our products and services and reduce sales and profits.

In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. These laws generally pre-date the advent of the Internet and related technologies and, as a result, do not consider or address the unique issues of the Internet and related technologies.  Changes to laws intended to address these issues could create uncertainty in the marketplace, reducing demand for our services or increasing the cost of doing business as a result of litigation costs or increased service delivery costs.

We could face liability for information distributed through our service.

Because materials may be downloaded by the online or Internet services we operate or facilitate and may be subsequently distributed to others, there is a potential that claims could be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of such materials.  Such claims have been brought, sometimes successfully, against online service providers in the past.  In addition, we could be exposed to liability with respect to the selection of listings that may be accessible through The Children’s Internet® website and service.  Such claims might include, among others, that by providing hypertext links to websites operated by third parties, we are liable for copyright or trademark infringement or other wrongful actions by such third parties through such websites.  It is also possible that if any information provided through our service contains errors, third parties could make claims against us for losses incurred in reliance on such information.  Even to the extent such claims do not result in liability to us, we would incur significant costs in investigating and defending such claims.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary.  Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management.  As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered or that they have any market value whatsoever.

We will need additional financing to fully implement our business plan, and if we fail to obtain additional funding we may not be able to continue our operations.

Our management currently anticipates that the net proceeds of the offering, if the maximum amount is raised, will be sufficient to meet our anticipated needs for working capital and capital expenditures for at least the next 24 months.  If less than the maximum amount is raised, we will need to raise additional capital to further fund our marketing efforts and to provide additional working capital.  We may also need to raise additional funds in the future to fund more aggressive promotions and more rapid expansion, to develop newer or enhanced services, to respond to competitive pressures or to acquire complementary technologies or services.  If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the purchasers in this offering will be reduced and such securities may have rights, preferences or privileges senior to those of the rights of our common stock.  There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or not available on acceptable terms, we may not be able to fund its expansion, promote our product, develop or enhance services or respond to competitive pressures.  Any such inability could have a material adverse effect on our business, results of operations and financial condition.

There is no established public market for our stock and a public market may not be obtained or be liquid and investors may not be able to sell their shares.

There is no established public market for the common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board system, there is no guarantee that we will qualify for quotation on the Bulletin Board system.  Additionally, it is our understanding that the Bulletin Board will be phased out and replaced with a new system, the Bulletin Board Exchange.  If and when, the Bulletin Board Exchange is implemented, there is no guarantee that we will qualify to be listed on the Bulletin Board Exchange.  Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

Since our common stock has never been traded, prices for the common stock may decline after the offering.

There is no public market for our common stock and we cannot assure you that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all.  We have not engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities as required for the application for quotation of our stock on the Bulletin Board.  If a market should develop, the price may be highly volatile. In addition, an active trading market for our common stock may not develop or be sustained.

Applicability of “penny stock rules” to broker-dealer sales of our common stock could have a negative effect on the liquidity and market price of our common stock.

We anticipate that, if our common stock is accepted for quotation on the Bulletin Board system, it will trade at less than $5.00 per share for an indeterminate amount of time.  Therefore, the SEC “penny stock” rules will govern the trading in our common stock.  These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with the following:

•

a risk disclosure document,

•

disclosure of market quotations, if any,

•

disclosure of the compensation of the broker and its salespersons in the transaction, and

•

monthly account statements showing the market values of our securities held in the customer’s accounts.

The broker must provide the bid and offer quotations and compensation information before effecting the transaction.  This information must be contained on the customer’s confirmation.  Generally, brokers subject to the “penny stock” rules when effecting transactions in our securities may be less willing to do so.  This may make it more difficult for investors to dispose of our common stock.  In addition, the broker prepares the information provided to the broker’s customer.  Because we do not prepare the information, we cannot assure you that such information is accurate, complete or current.

Our management and affiliates have significant control of our business which they could exercise against your best interest.

Our President, Chief Executive Officer, and Director, Sholeh Hamedani, together with our affiliates, control over 50% of our issued and outstanding common stock, giving them the ability to control all matters submitted to our stockholders for approval and to control our management and affairs.  Matters that would require stockholder approval include the following:

*

election and removal of directors;

*

merger or consolidation of our company; and

*

sale of all or substantially all of our assets.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in "Risk factors" and elsewhere in this prospectus.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

USE OF PROCEEDS

The net proceeds available to us from the sale of the shares in this Offering are estimated to be approximately  $7,966,558 if the maximum offering is sold, after deducting offering expenses (estimated to be $33,442).  Our management expects to use the net proceeds for the purposes outlined below.

Use	Maximum Dollar Amount	Percentage of Maximum Offering
Marketing and advertising	$4,640,000	58%
Technical Operations	$1,886,558	24%
Reserve for Contingencies	$640,000	8%
Working capital and general corporate purposes	$800,000	10%
TOTAL	$7,966,558	100%

Management does not anticipate changes in the proposed allocation of estimated net proceeds of this Offering, but reserves the right to make changes if management believes those changes are in our best interests.  Management does not foresee reallocating any significant portion of the proceeds to working capital and general corporate purposes.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business

CAPITALIZATION

The following table sets forth our actual capitalization on September 30, 2002 and as adjusted on the basis of the receipt of the maximum offering amount.

	Actual	Maximum
Stockholders' equity: Common stock, $.01 par value, 75,000,000 shares authorized; 2,287,755 at September 30, 2002 outstanding; 6,287,755 if maximum offering completed	$2,288	$6,288
Additional paid-in capital	158,317	8,120,875
Accumulated deficit	326,889	326,889
Stockholders’ equity (deficit)	(166,284)	7,800,274
Total capitalization	($166,284)	$7,800,274

DILUTION

Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering.  After giving effect to the sale of the shares of common stock by us at the initial public offering price of $2.00 per share, less our estimated offering expenses, our pro forma net tangible book value at September 30, 2002, would be $7,802,712, or $1.24 per share.  This represents an immediate increase in the pro forma net tangible book value of $1.31 per share to existing stockholders and an immediate dilution of $0.75 per share to new investors purchasing shares at the initial public offering price of $2.00 per share.  The following table illustrates this per share dilution:

Maximum
Assumed initial public offering price per share	$ 2.00
Less estimated offering expenses	(0.01)
Pro forma net tangible book value per share at September 30, 2002	(0.07)
Increase per share attributable to new investors	1.32
Dilution per share to new investors in this offering	$0.75

The following table sets forth, as of September 30, 2002, on a pro forma basis, the differences between the number of shares of common stock purchased from us, the total price paid and average price per share paid by our existing stockholders and by the new investors in this offering.

	Shares Issued		Total Consideration
	Number	Percentage	Amount	Percentage
Founder Shareholders	1,121,000	17.8%	$5,605	0.1%
Acquiring Shareholders	1,166,755	18.6%	150,000	1.8%
New investors	4,000,000	63.6%	7,966,558	98.1%
Total	6,287,755	100.0%	$8,122,163	100.0%

SELECTED FINANCIAL DATA

The following selected statement of operations data for the period from September 25, 1996, the date of our inception, through September 30, 2002, were derived from our financial statements and notes thereto included later in this prospectus which are audited.  In our opinion, all necessary adjustments, consisting only of normal recurring adjustments, have been included to present fairly the financial position and results of operations for each of the periods presented in our audited financial statements.  Historical results are not necessarily indicative of results that may be expected for any future period.  The following data should be read in conjunction with "Plan of Operation" and our audited financial statements, including the related footnotes.

	For the nine months ended September 30, 2002	For the period from September 25, 1996 (inception) through September 30, 2002
Statement of Operations Data
Net sales	$-0-	$-0-
Operating expenses:	318,284	326,889
Operating loss	(318,284)	(326,889)
Net Loss	(318,284)	(326,889)

As of September 30, 2002
Balance Sheet Data:
Total assets	$1,944,444
Current liabilities	123,790
Total stockholders' deficit	(166,284)

PLAN OF OPERATION

You should read the following plan of operation together with our financial statements and related notes appearing elsewhere in this prospectus.  This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions.  The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on page 4 and elsewhere in this prospectus.

On September 10, 2002, we entered into a royalty and licensing agreement with Two Dog Net, Inc. to be the exclusive marketers of their proprietary and patent pending secured internet service for pre-school to junior high school aged children called The Children’s Internet®.  We plan to introduce the first, fully comprehensive Internet service designed specifically for children that allows them to have completely safe, unrestricted live access to the Internet.  During 2003, we plan to conduct a media test to introduce The Children’s Internet® service to the public at large via a 30-minute infomercial.  The infomercial was produced by Two Dog Net, Inc. over a two-year period and is ready to air.  The results from the media test will serve as a basis for the ongoing media plan to launch the infomercial on a national basis thereafter.  We plan to outsource all non-strategic core competencies.  By following this strategy, we intend to minimize the number of employees required to manage our intended growth through 2003.

In a Stock Purchase Agreement dated October 11, 2002, our original shareholders sold 1,118,500 of their shares of our common stock to various purchasers, two of whom are related parties to us. Some of these purchasers were introduced to the original shareholders by Sholeh Hamedani, our President, Chief Financial Officer, and a Director.  Some of these purchasers resold their shares to unrelated third parties.  A portion of the proceeds received from the stock sale by the purchasers was in turn loaned to Shadrack Films, Inc., our parent company to finance our initial operations thus far.  These amounts are reflected on the financial statements as “Due to Parent Company.”

If we raise the maximum offering, our working capital needs will be met for approximately 24 months.

Additional funds may also be required in order to proceed with our marketing plan described above and our business plan described in “Business of the Company” below.  These funds would be raised through additional private placements or other financial arrangements including debt or equity.  There is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing.  If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we will not be in a position to continue operations.

BUSINESS OF THE COMPANY

Company Overview

We were incorporated in the State of Nevada on September 25, 1996 as D.W.C. Installations.  On July 3, 2002, Shadrack Films, Inc. formerly known as The Children’s Internet, Inc., purchased 1,166,755 newly issued shares of our common stock $150,000, thereby obtaining a majority ownership interest.  We changed our name to The Children’s Internet, Inc. on December 27, 2002.  We are a development stage company and currently have no revenues, only minimal assets, and have incurred losses since our inception.

On September 10, 2002, we entered into a license agreement with Two Dog Net, Inc. to be the exclusive marketers of their proprietary and patent pending secured Internet service designed specifically for pre-school to junior high school age children called The Children’s Internet® that allows them to have safe, real-time access to the Internet. Utilizing new technologies in the field of education, entertainment, information technology, and Internet security, we will market these licensed services to Internet service providers ("ISPs") and directly to consumers.  The Children's Internet® offers secure, real time access to approximately one million  pre-selected and pre-approved educational and entertaining age appropriate web pages as well as secure e-mail, homework help, games, news, super portals to learning activities and virtually limitless educational resources all within its safe, protected online environment. We believe that the proprietary, patent-pending security software, Safe Zone Technology® offers unprecedented security against Internet predators and Internet content that is inappropriate for children. The target market for The Children’s Internet® is the 48 million children on-line in 2002,4 as well as America’s schools which are connected to the Internet. The astronomical rate of general Internet use in the United States is expected to grow by 2 million new users per month.5 Nearly two-thirds (62%) of US families have computers at home, but roughly 1 out of 5 (17%) of those with computers do not have Internet access due to safety concerns.6  Surveys tell us that 85% of all parents with children under 11 years of age have expressed concern for their child’s safety by overseeing each and every click and 45% of all parents feel the Internet is critical for educational purposes.7

We will also sell wholesale dial-up service to ISPs.  The US market for Internet services includes over 7,785 ISPs generating revenues of $32.5 billion in 20008  Many of these ISPs are unable to obtain cost effective pricing from other Tier 1 bandwidth providers.  Through Two Dog Net’s™ agreement with Qwest Communications as a re-seller of wholesale dial-up service, our license agreement allows us to present ISPs with the ability to lower their telecommunications costs and obtain a national reach by becoming able to accept subscribers from across the United States.

4 - Internet Commerce & Communications Division, Information Technology Association of America, February 2002.

5 - Id.

6 - Report from the Internet Commerce & Communications Division, Information Technology Association of America, February 2002.

7 - Greenfield Online, Inc. April 1999.

8 - Cahners In-Stat Group. The U.S. ISP Industry: Revenues and Services (Report # IS00-04SP) September 2000.

The Problem

The Internet is an increasingly dangerous place for children to roam freely. Nearly three-quarters of adults (71%) are extremely concerned about children's Internet habits and believe that careful adult supervision is needed.  Almost half (45%) of adults think the Internet is dangerous to children due to easy access of its adult content.9  Despite their concern, the fact still remains that the Internet, in the absence of effective security measures, by its very nature of open access to the world, can be harmful and in some extreme cases even deadly to children who are the most vulnerable and have the most to lose. In fact, 1 in 5 children who use the Internet to socialize reported being approached for “cybersex” and 1 in 4 children have received unwanted exposure to sexual pictures online.10  Web sites promoting hate, child pornography, illegal activity and violence are increasingly abundant and keep children from using this necessary, exciting and resourceful information technology.

The Solution

The Children’s Internet® offers all of the educational benefits of the Internet, while locking out substantially all of the dangers.  We believe that The Children's Internet® is the answer that reconciles parents’ fear that the Internet could harm their children with the feeling that their children need the Internet for all of its educational value.

The Children’s Internet® provides a broad base of entertaining and educational content.  By simply utilizing the Family Favorites feature, parents can easily customize their children’s access based on their family's beliefs, individual needs and interests by adding other Web sites from outside of The Children’s Internet® while still maintaining total security.  We believe that no other security product offers this level of flexibility and customization. The Children's Internet® works with educators and Internet experts to constantly improve our service, so children are not only safe, but also stimulated to learn and explore.  We have created a parental tool that empowers children with knowledge and  enriching entertainment.  We have put the power back in the parents' hands where, with just one click of the mouse, the world is at the child's fingertips.

The Children’s Internet® uses the proprietary Safe Zone Technology® to provide a:

•

Controlled and secure environment that is safe for children

•

An effective security product that is easy to install and to use

•

Internet communications for children including secure e-mail

•

Fun, entertaining, age appropriate children’s content

•

A user-friendly customized browser that is easy to navigate

•

An educationally based Internet search engine

The Children’s Internet® has age-appropriate content for each of four different age groups:

•

3 to 5 year olds;

•

6 to 8 year olds;

•

9 to 11 year olds; and,

•

12 to 14 year olds.

9 – Pathfinder Study by Arbitron NewMedia. July, 1999.

10 - “Report Statistical Highlight”  National Center for Missing and Exploited Children, Crimes Against Children Research Center and Office of  Juvenile Justice and Delinquency Prevention (June 2000).

Essential elements of The Children’s Internet® include:

•

Greater, More Flexible Security--Unlike unreliable and ineffective filtering and blocking software, The Children’s InternetÒ features our proprietary patent-pending Safe Zone Technology®.  (See Safe Zone Technology® - Security Software.)

•

Access to the Best of the Web--The Children’s Internet aggregates high-quality Internet sites that conform to recognized educational standards and appropriate entertainment for children and offers unrestricted access to them.  All content remains in a safe environment free from predators, pornography, hate, and illegal and dangerous activity.

•

A Rich and Dynamic Multimedia Environment--The Children’s Internet® features original and entertaining content and uses a combination of technologies to rapidly deliver original interfaces that are full of rich sound, animation and graphics.

•

Easy–to–Use Search Engine--Our custom-designed search engine for The Children’s Internet® allows children to find safe sites of interest quickly and easily.

Competitive Advantage

We plan to outsource all non-strategic core competencies.  We believe that by following this outsourcing strategy, we can minimize the number of employees required to manage our growth and this will keep costs competitive and variable.  We have identified the ability to bring a marketing message to the consumer quickly and effectively as one of our core strategic competencies.

Our unique value proposition, technology, ready-to-launch marketing assets (including a 30 minute infomercial), and the technical and sales support we receive from Qwest Communications International, Inc. gives us a competitive advantage. As a virtual integrator with our proprietary technology and ready-to-market services and content, we can differentiate ourselves from our competitors by keeping our overhead costs low, while sustaining scalability.

Industry Background

The Internet

The Internet is a worldwide series of inter-connected computer networks, which enables commercial organizations, educational institutions, government agencies and individuals to communicate freely, access and share information, and conduct business remotely.

The very openness of the Internet means that transmitted information and data stored in connected hosts are exposed to other users who are able, in the absence of effective security measures, to gain access to inappropriate data.  This fundamental weakness mandates that organizations and individuals weigh security, productivity and censorship concerns against the perceived commercial opportunities presented by millions of Internet users.  Today, more than 48 million children are on line each day.3  The Internet, by its very nature of open access to the world, is becoming increasingly harmful and in some extreme cases even deadly to children.

Children Online

Nearly three-quarters of adults (71%) are extremely concerned about children's Internet habits and believe that careful adults’ supervision is needed.  Almost half (45%) of adults think the Internet is dangerous to children due to easy access of its adult content.12A 1999 Jupiter survey13found:

•

Children spend between 6 and 10.5 hours per week on the Web.

•

Only 41% of parents set up computers to limit where their children travel on the Internet.

•

89% of sites collect personal information from children.

•

Only 23% of Web sites tell children to ask their parents before giving out family information.

•

48 million children are currently online with an expected growth rate of 2 million users per month.

•

64% of US families have computers at home

•

¾ of all US teenagers are currently online

•

The number of children with classroom Internet access will jump from 1.5 million (1996) to 20.2 million in 2002.

One in 5 children who use the Internet to socialize reported being approached for “cybersex” and 1 in 4 children have received unwanted exposure to sexual pictures online.11The increasing amount of content devoted to harmful and unwholesome subjects can keep children from learning and using this necessary, exciting and resourceful technology.

In addition to these statistics, the online pornography industry continues to thrive with some calculations estimating that there are more than 12 million web pages devoted to pornography.14 Web sites promoting hate, child pornography, illegal activity and violence are increasingly abundant as well. Between the months of February 2001 to July 2001 there was a 345% increase in child pornography web sites.15In spite of law enforcement agencies across the country stepping up their efforts to stop predators from using the Internet to communicate and attempt to lure children from their homes, there are hundreds of cases of cyber-crimes against minors. Another alarming statistic which proves that children need to be protected while online is that children spent 64.9% more time on pornography sites than they did on game sites in September 2000.16It is clear that children need protection and guidance when using the Internet.

At Schools

In addition to the inherent need for safe Internet access for consumers’ use at home, schools are mandated by law to implement Internet security measures for their students. On January 8, 2002, President Bush signed into law the “No Child Left Behind Act of 2001,” re-defining the federal role in K-12 education based on some basic principles: safe Internet access, stronger accountability for results, enhanced collaboration between teachers and parents, and improved academic achievement.  These main points are backed by $26.5 billion in federal funding through 2006.  School districts will have to submit annual "report cards" showing a school's achievement through standardized test scores and validate teachers’ technological qualifications. The law stipulates that the “staff will be replaced” - if the achievement results are not improved by 2006.

Internet Security for Children

The Internet provides easy access to a vast array of information resources and services in addition to enabling communication between people and organizations around the world.  Unfortunately, this feature of the Internet can pose serious problems for children and their parents.  Left unprotected, children can access sites that are not appropriate for them.  Many parents have serious concerns about their children accessing sites that contain pornography, profanity, violence, extreme political views, racism and information on subjects such as manufacturing explosives or drugs.  Statistics confirm that nearly 2/3 of U.S. families with children under the age of 18 are more likely to access the Internet (62%)17Of parents with computers, roughly one out of five (17%) report they do not have Internet access due to safety concerns for their families.13Parents are also concerned that their children may enter unsupervised chat rooms where children can be exposed to objectionable language or ideas.  These unsafe chat rooms can be havens for sinister individuals who prey on children by disguising themselves as another child.

Parents have relatively few good options available to them for protecting their children from harmful materials on the Internet. Parents have attempted to address their concerns over Internet security for their children in a number of ways:

•

Constant parental monitoring;

•

Prohibiting Internet access;

•

Commercially available filtering and blocking software; and

•

Limiting access to only children’s sites.

While there are currently a number of Internet products on the market for children, none of these approaches give a realistic or total solution. All of these approaches have serious drawbacks for both children and their parents.

The constant vigilance required of parents to monitor all of their children’s Internet activities poses tremendous challenges to parents.  Parents cannot always available to monitor children’s Internet access at those times when children want or need to be on-line.  This creates frustration for both parents and children and can have the unintentional effect of limiting children’s access to the Internet.

Total denial of Internet access is an effective means of keeping children safe from harmful materials on the Internet.  Unfortunately, it also denies children access to the many benefits that the Internet has to offer. Therefore, the tactic of denying Internet access can prove to be crippling to the enrichment of children’s knowledge by eliminating this increasingly valuable resource.  It also inhibits the development of their skills essential in a technologically based society.

We believe that most parents would allow their children to have access to this unique resource if their security concerns were adequately addressed.

Filtering and blocking software attempts to prevent the user from accessing websites that have pre-defined objectionable words or phrases.  These programs can be purchased by consumers and loaded onto a personal computer.  Depending on the vendor, filtering and blocking software varies greatly in its ability to block undesirable material.  Some of the problems with these software programs are:

1.

The security interfaces are generally fairly simple to bypass, allowing the child to exit the program at will.  For example, some filtering programs can be bypassed simply by typing in the URL address of any site on the Internet.

2.

Filtering and blocking programs do not have the capability of successfully evaluating sites for appropriate content.  Educational sites are sometimes blocked because of a misinterpretation of content by the software’s logic program.  For example, a search for information on breast cancer would routinely be filtered out since the word “breast” is within the text and hence blocked by the filtering software.

3.

The company creating the software arbitrarily establishes keywords and topics.  The values of the software maker may not reflect the values of the purchaser.  Depending on the religious/political/social leanings of the company, the child may be prohibited from accessing relevant/appropriate information.

4.

Filtering programs are incapable of matching the dynamics of the Internet.  Each of these software packages relies on a static database of key search terms that are stored on the user’s system.  As Web sites are added to the Internet or are changed, these databases must be updated.  The present rate of update is only once per month for many programs, which limits their ability to block new Web sites.  Also, these products are incapable of evaluating photographic content.

5.

Another security flaw is that most files are stored on the user’s computer, which allows the possibility for tampering or removal of files in an effort to bypass the security program.  Such tampering can cause the system to malfunction.  Computer savvy children can also modify activity logs, thus eliminating evidence of sites visited.

6.

Some ISPs or on-line services such as AOL offer security software.  Most of these features can be easily by-passed by simply turning off the child security feature.

There are several Internet services that are focused on children.  These sites generally have significant limitations with respect to child security:

1.

Content Sites.  These sites contain content directed toward children but do not necessarily provide security.  Some of the major sites, such as Disney and Nickelodeon’s Noggin, utilize proprietary characters and products and stress co-marketing between their Internet sites and their television and movie offerings but lack security features.  Other minor sites offer original children’s content but also lack security features or search engines.

2.

Children’s Search Engines.  Children’s search engines enable children to search for Internet resources from a pre-selected database of children’s sites. These search engines do not offer a security feature.  As a result, children have access to the Internet at large and can access sites that contain objectionable material.  Other search engines have a large selection of prescreened sites, but offer no categorization of content by age.

3.

Closed Sites.  These sites offer original content and access to a limited number of partners’ Internet sites.  However, these sites have no Internet access and, therefore, children cannot take advantage of the relevant, timely information offered in a real-time Internet environment.

4.

E-Commerce Sites.  These sites are designed to sell products or services to children.  They contain neither security features or search engines.

5.

Another option available to parents is to access the Internet through a secure ISP.  A secure ISP uses filtering software, which prevents the user from accessing offensive materials.  The software resides on the ISP server rather than on the user’s computer, which prevents the user from disabling the software.  This approach restricts not only children but their parents’ use of the Internet as well.  We believe that the inability of parents to customize the filtering software to allow them to have greater Internet access than their children is a significant drawback to the secure ISP.  The secure ISP also suffers from many of the same weaknesses inherent in filtering and blocking software.

Lack of Comprehensive Internet Products for Children

Current Internet product offerings for children are either single faceted or lack one or more of the major features which children and parents want in an Internet service.  We believe that an effective security feature is the cornerstone of a successful Internet product offering for children.  Most parents view security as their primary concern when evaluating Internet usage for their young children.

On the other hand, we believe children have a different set of needs and interests when they access the Internet.  Children want an Internet environment that is fun, entertaining, easy to use and contains specific Internet functionality.  We believe children want Internet content to be as entertaining as the content they get from television and personal computer software programs.  We believe they want to be able to communicate with their friends on-line via e-mail and chat rooms. We believe they also want to be able to search the Internet to help them with their schoolwork or just for fun.   As anyone who has used an Internet search engine is aware, the search process can be difficult and time consuming.  We believe the frustration level for children when they are faced with the prospect of reviewing hundreds of irrelevant or non-age appropriate sites can be overwhelming.

While there are currently a number of Internet products on the market for children, none of them provides the comprehensive solution that parents and children are seeking.  To our knowledge, all currently available products lack one or more of the following essential features that parents demand and that children want:

♦

An effective security feature that requires little technology skill to use or install

♦

Internet communications for children including e-mail and chat

♦

Fun, entertaining children’s content

♦

Content that is appropriate for a child’s age level

♦

An Internet search engine that is easy for children to use

We believe that the absence of a comprehensive Internet product for children has provided an opportunity for a company, like ours that can deliver a product, which meets the unfulfilled needs of this very large and rapidly growing market of children Internet users.  We believe the proprietary Safe Zone Technology® does provide the most comprehensive and effective solution available today that parents and children are seeking.

Two Dog Net, Inc.

Since 1996, Two Dog Net, Inc. a Utah corporation, has been developing The Children’s Internet® service and Safe Zone Technology® to provide site content,  navigation tools, and security designed especially for children and their families.  The Children’s Internet® service is designed to allow children to access the Internet in a safe environment that emphasizes educating children and developing their Internet navigation skills. Two Dog Net, Inc. has developed and tested the user interface for the two primary aspects of the system: the Internet service's content areas that allows users to search a wide range of topics while teaching Internet navigation skills and the search engine that allows users to perform direct searches only to pre-approved sites on the Internet.  The Children’s Internet® service also provides users with tools for customizing the scope of Internet access for each family member.

Our Strategy

A Rich and Dynamic Environment

Our strategy for attracting new subscribers and retaining existing ones  is to provide a dynamic environment that continually enhances the users' experience.  A key aspect of this strategy is to deliver rich content and search capabilities coupled with fast download times.  We believe that all users, and children in particular, will stay interested in the content matter and search results and therefore spend more time in the Internet environment if download times are fast and responsive.  The time users spend on the system will directly impact the value of the areas of the website where sponsors and advertisers are presented.

Rich and entertaining content often involves incorporating multi-media files within web pages.  However, these features typically increase download times as compared to text pages or simple graphics.  To obtain fast download times, we provide this graphical content to our subscribers via the installation CD-ROM.  The CD-Rom will interface with the Two Dog Net, Inc. website to create a multimedia and interactive Internet environment, enabling users to enjoy an enriched multi-media experience that includes new original content such as games and instructional content with audio, video, and animation.

Provide a Safe Internet Experience

In addition to the content provided by The Children's Internet ® environment, the user can use the portal to visit pre-approved sites available from the Internet that have been carefully chosen by an advisory board of educators using criteria that emphasizes educational and age-appropriate content.  However, the system is not limited to these pre-approved sites.  It is also designed to allow authorized users, e.g. parents, to add sites from the Internet-at-large to the sites available to his or her family, as well as to remove any of the pre-approved sites currently accessible through the system.  Such modifications will be user-specific, i.e. no other subscriber will be affected by any other subscriber's customized changes.

Promote Product Awareness

We plan to invest heavily in mass media and public relations to create product awareness in order to build a large user base.  In addition to the subscription revenue generated, the number of users and the growth rate of the user base, along with the user time spent on the system, are the key elements in determining the value of the advertising space on our system's web pages.  Accordingly, we plan to pursue an aggressive marketing strategy to continuously promote awareness of The Children's Internet ®.

Technology

Over the past six years, Two Dog Net, Inc. has developed a number of proprietary technologies that ensure that The Children’s Internet® will be safe, secure and reliable.

Safe Zone Technology®-Security Software

The Children’s Internet® uses Safe Zone Technology®, which we believe is one of the most secure, yet flexible, Internet security systems in the world.  This technology, proprietary to Two Dog Net, Inc., offers a number of distinct benefits:

•

Provides unmatched online security by controlling all online access to only The Children’s Internet® environment (until unlocked by an adult with a password).

•

Allows access only to pre-approved Internet sites, protecting the child from the hazards of the Internet.

•

Provides parents with the ability to customize the system for their children.

•

Allows secure e-mail, private chat and a proprietary, child-friendly search engine to function within the security of the system..

•

Denies children access to the home PC operating system so those children cannot disable security. Even with its rich set of features and unbreakable safety, it remains simple for an authorized adult with a password to unlock the security in seconds to access their own Internet application and operating system.

Two Dog Net, Inc. built the foundation for Safe Zone Technology® utilizing LDAP (Lightweight Directory Access Protocol).  LDAP is a standard protocol for directory servers and services that makes it easy to customize, modify and update data, communicate between servers across all platforms, and print web interfaces with security.

Two Dog Net, Inc. has successfully applied the Safe Zone Technology® to the Children’s Internet® with unparalleled results. As the default security for The Children’s InternetÒ, Safe Zone Technology® loads below the Windows® operating system to protect the home PC with our secure Web browser, 128-bit cryptography and security system. Until the application is “unlocked” by an adult with an authorized password, the user cannot access the Internet through any other browser (i.e.: Internet Explorer or AOL), children can only access the Internet through The Children’s Internet®.  Because The Children’s Internet® controls the desktop, it also restricts access to the control panel (except by password), which is where most other security products are easily disabled.  The computer is then secured specifically to the millions of pre-approved Web sites and pages.

Unlike blocking and filtering software, which can limit and even block appropriate and useful information, The Children’s Internet® aggregates content from the Internet and allows live access to Internet sites and pages that meet the top standards for safety, education and entertainment.  Because of the Safe Zone Technology®, for instance, students can find relevant, contemporary information on breast or testicular cancer, or Super Bowl XXX without running into broken links, blocked text or any kind of censorship. In addition, our parental customization feature gives control and choice to the parents by allowing them to add or delete sites to their own PC.  At the same time, they are shielded from encountering inappropriate or harmful content.

The patent pending technology allows unencumbered access to pre-determined Web sites as specified by a defined policy and user customized profiles while, in real-time, prohibiting access to offensive material that does not conform to criteria of The Children’s Internet®.  Safe Zone Technology® conforms to existing rating systems and guidelines as established by national organizations such as the National PTA, RSACI or Recreational Software Advisory Council on the Internet and the American Library Association.  The technology also independently evaluates the large number of sites not as yet rated by these organizations for appropriate content.

Unlike most security programs, Safe Zone Technology®does not use static filtering or blocking techniques because those approaches are easily broached.  Instead, we continually monitor and evaluate Internet sites to add to or delete from our pre-determined site list.

Safe Zone Technology® is the middleware, which protects and optimizes the home PC and networked environments.  It is built at the control level of network communications and it’s the interface between the operating environment of the PC and the servers that control this access at The Children’s Internet®.  Safe Zone Technology® was designed to improve efficiency, security, and the speed of existing communication by locking this control at the radius interface to the network and behind the Window’s environment to eliminate security holes and redundancies.  Safe Zone Technology® consists of two product groups:

♦

Client/Server Internet Security modules: (1) Local Monitor, (2) Local Browser,  (3) Twin Ethernet interface, (4) LDAP services, (5) Search Definition Interface, (6) E-mail and Chat Secured List and Proxy Interface.

♦

Network Traffic Pattern Security Monitors: (1) Firewall Monitor, (2) Security Pattern Monitor, (3) Access Pattern Monitor and (4) Web Page Protection.

Safe Zone literally “locks down” a computer so that it will access only pre-approved material while allowing its user complete flexibility and control to customize the content according to their desires. Parents can easily exit The Children’s Internet® to enter the Internet at large through the use of a password.  However, the Safe Zone Technology®functions as the default, so each time someone starts up the computer, it automatically guides users to the Internet through The Children’s Internet® and the computer is in safe mode.

Whenever a user logs onto the system, the server will track the movements of the user.  We intend to use the gathered information, coupled with the data that is gathered on users’ activity to develop advertiser-focused demographics and audiences. However, in compliance with COPPA regulations and our own privacy policy, we will never reveal any personal data concerning The Children’s Internet® users to the public.

The Safe Zone Technology® is made up of three components: Safe Sock™, SockWatch™, and SockSurf™:

SafeSock™ – This interface is used to connect the customer to The Children’s InternetÒ.  It is the core piece of security between the three major components of our product: 1) the customer’s PC, 2) the Internet, and 3) the host site.  When the user requests a communication connection to the Internet, this interface starts a radius connection request for this access.  The user must enter his/her password to validate their level of access.  This level of security is part of the initial login process that the radius security controls before there is a valid network connection.  This prevents any user from logging on to the network and gaining any access without proper security.  The browser plug-in module controls Web sites that can be accessed.  Access is granted via positive authorization, which is determined by querying lists of pre-approved Web sites.  If an individual site is not pre-approved, it is not accessible.

SockWatch ™ - This module runs unobserved on a client’s computer, monitors the sites that are being browsed as well as other general Internet activity, and creates a log of visited files on the parent’s computer.  Parents and educators can view the logged information at a later time.  Logged information provides authorized persons the ability to recreate Web-browsing sessions that occurred.  The SockWatch™ plug-in allows users to maintain activity logs on their home computer.  We are also developing a system to provide parents with the option of maintaining a log at our server.

SockSurf ™  - This module is a low-level TCP/IP socket interface to programs that have been written to run on the SafeSock Internet server.  It mainly involves the user interface programs on the browser client-side and the related Internet communications protocol that will convey user-entered information to the SafeSock server.  It also involves the communications between the client and server that allows the browser to verify Web sites that are appropriate for an individual user of the SafeSock service.

The interface between the server-resident SockSurf™ programs and the client-side browser plug-in has been written to utilize the TCP/IP socket protocol for communications. Upon accessing the Internet, the child enters The Children’s Internet® where he or she can access the extensive list of pre-approved web sites plus original content of The Children’s InternetÒ.  The child cannot bypass the security in order to surf the general Internet.

Site Aggregation

The Children’s Internet® recognizes the popularity and value of the rich content that currently exists on the Internet, and with the Safe Zone Technology® we can aggregate them into our secure environment for children.  To our knowledge, no other security product for children can offer this dynamic feature in a live environment. This allows us to:

•

Continually expand and update the product to reflect the best and most popular Web sites and pages for children.

•

Easily add or delete Web content as it evolves.

•

Convert “competition” into content partners; we become a prestigious safe destination and sustainable channel/traffic driver for content providers (i.e., Disney, Sesame Street, etc.).

•

Develop high-quality marketing partnerships with top content providers.

•

Provide value-added safe access to content and partner sites.

Entertaining, Fun and Educational Content and Features

In addition to its live aggregated Web content and security, The Children’s Internet® is the first Internet safety product to provide original content that is both personalized and age specific. We have clustered our content and graphical interfaces into four different age groups, 3 to 5 year olds, 6 to 8 year olds, 9 to 11 year olds and 12 to 14 year olds.  Each age group has fun and innovative themes from which to choose.  The personalization features allow children to design The Children’s Internet® to fit their individual personalities.

We have designed age-appropriate content for each of our four age groups and are aggregating the highest quality live web sites for children within these groups.   Each child can customize his or her Internet environment by choosing from a selection of age specific homerooms.  A large selection of homerooms has been developed to match the varied interests and likes of children from themes such as a tree house or a space age homeroom.  From the homeroom, a child can access all the proprietary features of The Children’s Internet®, including:

•

Popular children’s web sites.  We are continuously aggregating the top quality web sites for children to include in The Children’s Internet®. Children can surf freely within the service and get access to the best learning resources and popular web sites designed just for them.

•

E-budds™.  This is our secure e-mail where children can send and receive e-mail messages from their friends and family.  Although secure, E-budds™ is not restricted only to users of The Children’s Internet®.  Parents must add desired e-mail addresses to their secure database profile before their child can send e-mail to or receive e-mail from those addresses, but those addresses can be from any email system (hotmail, mindspring, aol, etc.).

•

After school lounge.  Children can link to some of the best resource and homework help sites on the web.  Our staff of educators has done the hard work of searching out and categorizing the best sites available so that children can access them with just a click of a mouse.

•

News Stand.  This feature provides children with topics of interest to choose from with links to pre-approved news sites.  Topics, which are chosen uniquely for each age group, include subjects such as cartoons, sports, fashion, book club, entertainment, music and what's hot - what's not.

•

Customizable graphical calendar.  This feature offers the children their own personal daily planner that keeps track of their school schedule, vacations, birthdays, special events and other activities.  There is also a feature that explains the meaning of the holidays of each month.

•

Daily grab bag.  A host of our colorful characters deliver humorous or esteem building messages, jokes, riddles or interesting trivia each day - customized for each age group.

•

Fun facts of the day.  Daily changing educational facts that are delivered by animated characters in short cartoon segments developed specifically for each age group.

•

Game Portal.  A portal for children to select from a variety of Internet games appropriate for their age group that are entertaining and educational.

•

Surveys.  Children can answer survey questions, such as, “What is your favorite food? - a) pizza, b) hamburgers, c) burritos or d) spaghetti?” and receive instant feedback on how other children in their age group have responded.

•

Incentive system.  We reward children for partaking in the activities we offer such as answering surveys, learning from the fun facts or surfing the Web.  Children collect our cyber coins that we call Diggers and can use them to purchase selected gifts.  The more coins they collect and save the better the gift selection.

•

Storytime.  This feature provides our younger children, ages 3 to 8, access to books on-line.  Some of our book selections will read to the children while others are fun for parents or older siblings to read along with the younger child.

•

Family Favorites.  By simply utilizing the Family Favorites feature, parents can easily customize their children’s access based on their family's beliefs, individual needs and interests by adding other Web sites from outside The Children’s Internet® while still maintaining total security.

•

A Secure Search Engine.  The Children’s Internet® search engine is designed to provide children with a fun, safe, easy to use and educational means to access thousands of age appropriate sites on the Internet.

Our search engine utilizes graphical interfaces, which are specifically designed for each of our four age categories.  Each child can choose from a number of search themes, designed for their age group, from which to explore the Internet.  Theme pages offer children three ways to perform an Internet search.

The first is the Graphical Search, which uses animated graphical topics. These topics are nestled in a richly animated environment that is alive with sound and color specifically designed around the topics and age groups.  We choose topics that we believe will encourage children to investigate the good things the Internet has to offer. For example, in the three to five year old category we offer subjects like bugs, telling time, cartoons, ABC’s, and music.  For the 12 to 14 year old age group topics include space, hobbies, body systems, famous speeches and people. Both the graphical theme pages and search topics will change periodically to keep The Children’s Internet® fresh and interesting.

The second means of performing a search is through a Direct Search.  A child types in a word, such as car, and the search engine returns all sites in our secure database relating to cars.

The third method of searching is a category search called Baxter’s Smart Search.  The foundation for the category search is based on the educational standards and curriculum guidelines as set by the Mid-continent regional Educational Labs (McREL).  Baxter’s Smart Search lets a child select from a familiar broad range of subjects generally studied in school, then select from another subset of categories to help a child further define their search until the desired information is found.  The category search is an essential part of instilling time management skills by enabling children to locate sites quickly and easily on specific topics without the frustration of wading through thousands of irrelevant Internet pages.  Baxter’s Smart Search helps to build a child’s confidence and sense of being “smart” through their achievement of locating their desired information.  Our focused search capability is a direct result of our proprietary search engine architecture.

•

Distinct Characters.  Appearing throughout The Children’s Internet® are our mascots, Bango and Baxter, our protector and companion dogs.  Each age level also features its own unique characters to enhance the child’s experience.  These proprietary cartoon characters provide a familiar companion to the child throughout the environment as the child explores areas of interest.  In addition, our characters are designed to “grow” with the user as he or she progresses to the next age group within The Children’s InternetÒ.

•

Topic based links.  We have organized approximately one million  children’s web pages and sites into a major children portal with topic-based links to general children sites, topics of interest such as entertainment, music, sports, movies, health, fashion and educational topics including government, history, literature, etc.   We will continually add new content and features to The Children’s Internet® to ensure that our service is fresh and inviting for our users and to constantly stay ahead of potential competitors.

•

Multi-cultural information.  We intend for The Children’s Internet® to be a multi-cultural place where children can learn other languages and experience different cultures all within a safe, age specific, Internet community.

A Quick, Rich Multimedia Environment

We make heavy use of animation and sound throughout The Children’s Internet® to make the environment entertaining for children and to maintain their interest.  Our focus groups have confirmed our belief that children are generally visually oriented and that sound and movement are major factors in keeping children interested in the content and search results.  We also learned that fast response times are important in maintaining a child’s interest.  Animation and sound are not extensively used over the Internet because sending large multimedia files can significantly slow down response times.

To obtain faster response times, we will periodically provide new content to our subscribers via CD-ROM.  This includes the background screens for the homerooms and the search engine screens, all of which contain vivid content, animation and sound.  These files are downloaded from the CD to the hard drive of the user’s personal computer and upload from the hard drive almost instantly.  The user’s personal computer interacts over the Internet with our host server.  The server is able to deliver to the user content that is customized for each child and changes daily.  This combined method provides users with a rich, interactive experience with fast response times.

Site Selection

The Children’s Internet® has approximately one million web pages in our secure database, and we anticipate that number will continue to grow.  We believe that a search engine for younger children should not be burdened with millions of irrelevant sites that make searching very time consuming and frustrating for children.  We believe that safety, quality, age appropriateness and ease of access are the most important features of a child’s search engine.

We have developed a strict selection criteria and process that enables us to choose only sites that have good quality content, are free of objectionable material and are appropriate for one or more of our age groups.  These sites are reviewed and chosen by our staff of educators.

Search Engine Architecture

Our team of educational consultants designed the architecture of our search engine to generally correspond to the school curriculum for children of each of our four age groups. Utilizing a search engine structure that conforms to a familiar curriculum provides children with a comfortable setting that enables them to locate topics fast and easily.

The search engine is structured differently for each of the four age groups.  As a result, the categories appearing on the search area for younger children will be different from those for the older age groups to reflect their different educational levels and interests.

Hardware and Infrastructure

The key criteria for our system hardware are: 1) easy expandability; i.e., the ability to make upgrades without having to take the system offline for any period of time, 2) a high degree of security to guard against unauthorized entry and 3) the ability of the hardware to accommodate the unique requirements of the Safe Zone Technology®, i.e., the need to restrict the interface between the user and the Internet to pre-approved websites and content.

The Children’s Internet® licenses its technology from Two Dog Net, Inc. the developer of the technology.  The license covers the use of the technology and the use of hardware and software currently owned by Two Dog Net, Inc. on which The Children’s Internet® operates. Future upgrades to the equipment for expansion and modernization will be our responsibility.

Marketing and Sales

We will have two sources of revenue:

1.

selling monthly subscriptions to the Children’s Internet® service; and

2.

selling wholesale dial-up service accounts to ISPs.

To reach the 55 million US  households with children, we will invest in television supported by radio and print advertising as well as public relations activities to generate a high level of product awareness.

Our management believes that adding multiple forms of media to an advertising campaign raises total response. A combination of different media increases results because different people respond to different stimuli and reinforces the advertisers' messages.

All of our marketing efforts, regardless of the medium, will integrate references to The Children’s Internet® website. Integration of the website in all marketing will encourage prospective users to test the product, and eventually to order the product online.

Selling and marketing are core competencies at The Children’s Internet®.  We will focus our sales and marketing programs on two distinct yet related areas.

First we will market our dial-up services to ISPs.

Using the ISPs current customers  as a base, we will market The Children’s Internet® to those users as well as seek new users. Our sales effort with ISPs encompasses the utilization of third-party sales organizations. Two Dog Net, Inc. has signed an agreement with InfoLink, a premier communications technology provider, to sell wholesale dial-up service and The Children's Internet service.  Second, we will focus on establishing long term, value-driven relationships with:

•

Parents and Children

•

The School Market: School Administrators and Teachers

Children are the single fastest growing segment of Internet users today. Despite this fact, there is an ever-increasing amount of content devoted to harmful and unwholesome subjects that can damage children and inhibit them from learning while utilizing this exciting, resourceful technology. Of the 174 million Internet users in America, 90% of that amount are children and teenagers (ages 5 to 17).11  In 2000, children 12 years and under influenced the household spending of over $600 billion.12

Careful development of the right message is of critical importance to the success of our marketing efforts and to the accomplishment of our financial objectives short and long term.  Our commitment is to the ongoing testing and refinement of our message and our media mix. Initially we envision both local and regional rollouts prior to a full-scale national program.  In most cases, test programs are most successful when staged over 3 to 4 month timeframes.  Our methodology will develop a program, launch the program, evaluate, refine and continue forward based only upon having received quality customer feedback.

Our overall business and marketing strategy consists of the following key elements:

•

Generate Product Awareness.  We will implement an integrated marketing communications and sales strategy that continuously promotes awareness of The Children’s Internet®.

•

Build Brand Equity.   We are dedicated to establishing and building our brand names, and our future plans include marketing and The Children’s Internet® branded products based on our proprietary animated characters.

•

Establish lucrative strategic alliances.  We believe that strategic alliances, joint ventures and other similar arrangements will be important elements in The Children’s Internet®.  We intend to attract a select group of high quality marketing sponsorship alliance partners by offering them outstanding cross-promotional and visibility programs through an alliance with The Children’s Internet®.

Consumer Marketing and Sales

The 30 minute infomercial produced by Two Dog Net, Inc. and licensed for use by us will be the cornerstone of our consumer-marketing program.  This direct response-marketing vehicle provides a number of advantages including: a direct sale opportunity, brand development, cost effectiveness, and rapid market response (feedback).

Our infomercial will serve three benefits in our marketing mix: as a primary source to generate qualified leads, a sponsorship tie-in vehicle and a significant brand recognition tool. We will utilize the infomercial to support our dial-up small ISPs, (building new users for them) as well as attracting new small ISPs.  We believe a multi-tiered approach with the infomercial supported by varied marketing campaigns will be highly effective for us.

We will reach parents through an integrated marketing plan that leads with the infomercial and supported by traditional marketing venues such as radio and print.  The infomercial includes powerful testimonials from non-biased “experts” like the FBI, the FCC Chairman Bill Kennard, and IBM’s Director of Educational Services.  The infomercial validates the dangers on the Internet, while simultaneously reinforcing the educational value and need of The Children’s InternetÒ.

Sponsorship Sales, Advertising Banner Sales and E-Commerce

Sponsorship Sales: We intend to present sponsorship opportunities to large consumer driven companies that focus on the specific demographic markets of children and/or their families.  We intend to incorporate sponsor specific content into users’ primary age-specific Web pages or on other high traffic areas of The Children’s Internet®.  Our goals are to provide each sponsor with a targeted audience, and to provide value-added marketing tools to increase both sales and brand equity.

We intend to create a premier sponsorship program for our corporate sponsors.  Premier sponsors on The Children’s InternetÒ will have unique benefits over traditional sponsorships.  Utilizing our infomercial expertise, sponsors will be able to create multi-media, TV-like commercial spots specifically formatted to “air” on the Internet, otherwise known as Intermercials©, which will appear in different areas of The Children’s Internet®.

The Children’s Internet® has opportunities for events, cross promotions, tie-ins and long term relationships. The Children’s Internet® will seek to attract market leaders in key categories.

11 – “U.S. Internet Population Continues to Grow” Cyber Atlas, Jupiter Media Corporation, February 6, 2002.

12 - McNeal, James (2001). Quoted in McDonald M, Lavelle M. Call it 'kid-fluence'. U.S. News & World Report, July 30, 2001, p.32.

Advertising Banner Sales: Our primary sales effort will be to develop sponsorship relationships.  A secondary effort will be traditional Internet banner advertising.  Because of the nature of The Children’s Internet®, in which children are automatically directed to and locked into the service, advertisers are more likely to receive a higher traffic volume of their target audience than most other potential advertising sites.

E-Commerce Partnerships: In the past year, the Internet has become a generally accepted medium for the sale of products and services ranging from books and CD’s to airline and event tickets.  In fact, a survey done by Jupiter Communications in June 1999 forecast that children and teens would spend $1.3 billion online in 2002.

This widespread acceptance of the Internet as a shopping venue for the public at large opens great opportunities for The Children’s Internet®.  We are searching for companies that wish to establish a presence on the Internet for the sale of their products to our target audience or our user base. The Children’s Internet® has the advantage of being able to design content sites targeted at the specific user for specific categories of product sales.  For example, we may design a music store in which children can listen to new CDs and purchase the CD online.  We may create a toy store in which children view new toys, try them out and drag icons of specific toys they want to their own holiday wish list.  Parents will be able to view this list and purchase online the exact toys their child has requested.

Public Relations

Public relations activities will combine events, special promotions, and other integrated marketing strategies with traditional media relations with the objective of remaining top-of-mind with consumers and media.  We will work with our strategic partners, where possible and appropriate, to maximize resources and obtain optimum media coverage.

We intend to:

•

Promote a Children’s Internet Safety Week.

•

Build relationships with school districts on a countywide basis.

•

Establish educator relations program designed to update educators on the latest in Internet technology, including a comprehensive Educator’s Kit and media relations initiatives.

•

Develop “Click with Your Children” major initiative and educational program for parents and teachers.

•

Encourage use of The Children’s Internet® in classroom settings day in and day out.

•

Partner with targeted organizations consistent with The Children’s Internet® overall business direction.

•

Position wherever possible, The Children’s Internet® to be the “market leader” in safety on the Internet for children; continually pursue opportunities to place Company management as speakers in appropriate safety and educational forums.

•

Provide value-added programming to integrated marketing communications programs as opportunities arise.

•

Provide news bureau services and announcements of developments within the company (partners, content, features, etc.).

Online Promotion

With the use of permission marketing, we will allow our best prospects and customers to tell us what kind of information they want and will allow from us and we will provide it. Building this type of relationship is fundamental in running successful online and traditional direct selling programs.  We are after long term relationships with our customer base. It is our hope that children who become users at age four or five stay with us for another five to seven years -- not unlike the loyalty enjoyed by Sesame Street in the 1960s-1990s.

Along with permission marketing, other on-line promotion will include newly developed Intermercials©.  We will create commercials specifically designed for Internet viewing and run them throughout the Internet where there is high visibility of our target audience.

Free CD Distribution

Following the successful software model of free distribution, The Children’s Internet® may distribute CD’s to appropriate and selected non-profit organizations and clubs.   This will allow large numbers of prospects the opportunity to become familiar with our product and services.

School Administrators and Teachers

To accomplish our objectives, we intend to employ the following marketing communications programs and elements:

Teacher Surveys – These surveys will be used to determine technology needs and assess the teachers’ understanding of using the Internet as a primary teaching tool.  This will also deepen our relationships and visibility opportunities with teachers.

Educator’s Package- This package will contain a comprehensive assembly of key printed informational materials to explain the full array of The Children’s Internet® services and products—generic brochure, case studies/testimonials, site screen shots, key facts and fundraising oriented promotional materials.

Educational Conferences- Typically these events attract 3,000 to 6,000 attendees and represent an outstanding direct marketing opportunity to build prospects for our sales and marketing database. Our efforts would include product demonstrations, handouts, and offers to try The Children’s Internet®.

Direct Presentations- This method will involve direct selling to school administrators, technologists, teachers, etc. We will attempt to be represented at key conferences of the PTA nationally and regionally.

Active Participation in selected Advocacy Groups- This action will be designed to enable The Children’s Internet®’s high visibility among groups concerned and focused on Internet safety for children and the expansion of more useful content for schools. This would involve The PTA, National School Board Association and The National Association of Elementary School Principals.

Educator Partnerships- This action involves designing long-term relationships with respected educational authorities that are highly visible throughout the country.

Education Market Media Relations- A series of targeted media relations activities has been developed to engage school personnel, parents and children—all around Internet Safety and the uniqueness of The Children’s Internet®. Media relations will be the foundation used to generate awareness, trial and involvement with our products and services.

The school market is an important vehicle for obtaining product trial by children and awareness of the product by parents.  We intend to implement an aggressive marketing program aimed at school districts and a school fund raising program aimed at local schools, parents’ groups and PTA's.  This would provide not only increased exposure among our target market, but also product trial by the children.

A New Revenue Stream for Schools - Fundraising

The Children’s Internet® has developed a fundraising program for schools with The Children’s Internet® as the centerpiece for local community fundraising efforts. The Children’s Internet® will pay schools or related organizations (PTA or Parents Group) a percentage of the subscription revenue generated from sales of The Children’s Internet® service by the school or related organization.  Initial interest in this program at focus groups of PTA and Parent Group members has been extremely high.  Parents were drawn by the opportunity of selling a product that they perceive to have real value rather than the typical fund raising vehicle of magazines, candy or wrapping paper.

The typical parent group has 5 to 10 members who are dedicated to making their school better for their children.  These parents have almost a missionary zeal and can be one of our most effective assets.  We will test this method initially with private schools and then expand to the public school sector later on.

Pricing Considerations

The Children’s Internet® anticipates retail pricing at $12.95 per month. Presently, there appear to be no specific competitive price barriers or market forces at work. The Children’s Internet® brand is capable of exceeding customer expectations, the more the possibility of premium pricing exists.

Research and Development

Initially, The Children’s Internet®, based on its Licensing agreement, will look to Two Dog Net, Inc. as its research and development partner and will continue rely on Two Dog Net, Inc. to keep The Children’s Internet® technology current.  To date, all of the research and development efforts have been performed by Two Dog Net, Inc..

Over the course of the past six years, Two Dog Net, Inc. has been focused on the development of Safe Zone Technology®, The Children’s Internet®, the creation of unique user interfaces and feature functionality for The Children’s Internet®.  In the future, in association with Two Dog Net, Inc., we will explore ways to leverage our current knowledge on compatible product enhancements.  For example, some of the development may focus on interactive learning systems, a parent’s portal, multiple participant interactive games for children, a companion product to The Children’s Internet® aimed at the teen market, and on-line books.

We will only begin development of new products after we have successfully launched The Children’s Internet® and feel comfortable that the research and development effort will not dilute focus and resources from the success of The Children’s Internet®.

License Agreement

On September 10, 2002, we entered into a License Agreement with Two Dog Net, Inc..  We have an exclusive worldwide license to market and sell The Children’s Internet® service for five years.  Our license automatically renews for an additional five years on the same terms unless either we or Two Dog Net, Inc. terminates the license written notice not less than one year before the end of the first five-year term.

We are required to pay Two Dog Net, Inc. a monthly royalty payment of 7% of net sales of The Children's Internet® product.  We acquired the license for $2,000,000 required to be paid no later than September 10, 2004.  We paid $15,500 of this amount during the quarter ended September 30, 2002.

On November 5, 2002, we amended the License Agreement with Two Dog Net, Inc. to issue two million shares of our Series A Convertible Preferred Stock in exchange for the long term debt owed to Two Dog Net, Inc. of $1,984,500 to reduce our long-term debt.

The Children’s Internet, Inc., our parent company, Shadrack Films, Inc., and Two Dog Net, Inc. are related parties in that our President, Chief Executive Officer, and Director, Sholeh Hamedani, is the sole shareholder of Shadrack Films, Inc. which owns 51% of our common stock.  Ms. Hamedani was President of Two Dog Net, Inc. until August 1, 2002.  She also owns approximately 10% of the total outstanding shares of Common Stock of Two Dog Net, Inc..  In addition, the current President, Chairman and Founder of Two Dog Net, Inc. is Nasser Hamedani, the father of our President, Chief Executive Officer, and Director, Sholeh Hamedani.

Competition

In the past three years, competition has significantly declined as many providers have gone out of business.

However, the market for Internet products and services is still highly competitive and competition is expected to increase.  There are no substantial barriers to entry in these markets.  Although we currently believe that the diverse segments of the Internet market provide opportunities for more than one supplier of products and services similar to ours, it is possible that a single supplier may dominate one or more market segments.

Our management believes that the principal competitive factors in our market are brand recognition, ease of use, comprehensiveness of available content, customization by the consumer, quality and responsiveness of search results, the availability of high-quality, focused value added services, and required technology to offer access to end users with few interruptions.  Competition among current and future suppliers of Internet navigational and informational services, high-traffic websites and ISPs, could result in significant price competition and reductions in revenues. There can be no assurance that we will be able to compete successfully or that competitive pressures will not have a material adverse effect on our business, operating results, and financial condition.

We compete with other providers of security software, information and community services. Many companies offer competitive products or services addressing filtering of Internet content, including, among others, Net Nanny (Net Nanny Software, Inc.), Cyber Patrol (The Learning Company), Cyber Snoop (Pearl Software, Inc.), Cyber Sentinel (Security Software Systems, Inc.), Cybersitter 97 (Solid Oak Software, Inc.), SurfWatch (SurfWatch Software, Inc.), WebChaperone (WebCo International, Inc.) EdView Channel Lock and EdViewsmart Zone (EdView, Inc.) and X-Stop (Log-On Data, Inc.).  In addition, we compete with online services such as Yahooligans! (Yahoo!), an Internet navigator designed for children in grades K-12; America Online (America Online, Inc.), which offers parental control options for Internet access; and Disney's Blast Online, which also offers child-oriented Internet navigation.  These companies already have an established market presence, and are far ahead of us in gaining market share.  Also, entities that sponsor or maintain high-traffic websites or that provide an initial point of entry for Internet users, such as the Regional Bell Operating Companies or commercial online services such as the Microsoft Network (“MSN”) and America Online (“AOL”), currently offer and could further develop, acquire or license Internet search and navigation functions that could compete with our product.

Many of our existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and distribution resources. In addition, providers of Internet tools and services may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies, such as Microsoft or AOL.  Greater competition resulting from such relationships could have a material adverse effect on our business, operating results and financial condition.

Employees

We currently employ five full-time employees, four in management and one technical employee.

Properties

We currently lease 2,759 square feet of office space for $4,276.45 per month.  Our lease has a term of 14 months from May 1, 2002 through June 30, 2003.  We conduct all of our operations from these facilities.

Patents, Trademarks, Licenses & Royalties

Our success is dependent in part on the proprietary technology that we license from Two Dog Net, Inc. Following is a list of the intellectual property we license from Two Dog Net, Inc.:

•

“The Children's Internet®" registered trademark.

•

Safe Zone Technology® registered trademark.

•

The Safe Zone Technology® software patent application pending.

•

“Two Dog Net™” a trademark.

Despite our efforts to protect our licensed proprietary rights, unauthorized parties may attempt to copy aspects of products or to obtain and use information that we regard as proprietary.  Policing unauthorized use of our products is difficult, and while we cannot determine the extent to which piracy of our software products exists, such piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet.  Some courts have held that shrink-wrap licenses, because they are not signed by the licensee, are not enforceable. In addition, there can be no assurance that patent applications filed by Two Dog Net, Inc. will result in patents being issued, and any patents that may be issued to it in the future, will afford protection against competitors with similar technology; nor can there be any assurance that patents issued to Two Dog Net, Inc. will not be infringed upon or designed around by others or that others will not obtain patents that we would need to license or design around. See "Risk Factors ─ Impairment of our intellectual property rights could negatively affect our business or could allow competitors to minimize any advantage that our proprietary technology may give us.”

Litigation

We are not engaged in any legal proceedings and are not aware of any pending or threatened litigation that could have a material adverse effect on our business.

MANAGEMENT

Our directors and executive officers are as follows:

Name	Age	Position
Sholeh Hamedani	34	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors
Jamshid Ghosseiri	62	Secretary, Director
Tyler Wheeler	32	Director
Roger Campos, Esq.	55	Director
Dale Boehm	34	Director

Ms. Sholeh Hamedani, is our President, Chief Executive Officer, Chief Financial Officer and has been our Chairman of the Board since August 23, 2002.  From May 2002 through the present, she has served as the President, CEO and Founder of Shadrack Films, Inc., formerly The Children’s Internet, Inc.  From July 1995 to August 2002, she was President and co-founder of Two Dog Net, Inc. a security solutions provider and software developer.  She was responsible for managing product development of new technologies, as well as creating and implementing their marketing strategies. Ms. Hamedani’s experience includes local and national advertising campaigns on television, radio, and print as well as producing, scripting and directing educational video programs and television Infomercials. Prior to Two Dog Net, Inc. Ms. Hamedani was part of the founding team at SyberVision Systems in the Production and TV Media Department from 1985 to 1989.  Ms. Hamedani attended California State University, Hayward majoring in Business Administration from 1985 to1988.

Mr. Jamshid Ghosseiri has been a director since August 23, 2002 and Secretary since January 2, 2003.  From January 9, 1989 through the present, he has served as Chief of the Microbiology Department at Mt. Diablo Medical Center. Mr. Ghosseiri has over 35 years of experience in the field of clinical microbiology and research in infectious diseases. He received a B.S. from San Jose State University in 1966 and completed his Post Graduate Studies in Infectious Diseases at Stanford University in 1969.

Mr. Tyler Wheeler has been a director since August 23, 2002.  Mr. Wheeler has spent the greater portion of his life in the presence of computer technology, specializing in system integration and design.  He co-founded Micro Tech Systems in 1989.  In 1993, he and his father founded Integrative Systems, Inc., a hardware and software computer consulting firm. From January 1996 through the present, Mr. Wheeler serves as Vice President of Technology at Two Dog Net, Inc. a security solutions provider and software developer.  Mr. Wheeler completed a BA in Finance and Business Law at California State University, Fresno in May of 1996.

Mr. Roger Campos, Esq. has been a director since August 23, 2002.  Mr. Campos received his J.D. (law) degree in June 1972 from the United States International University (San Diego, CA) and received his BA in June of 1969 from the University of California at Santa Barbara. He has over 25 years of experience in legal and management positions with five federal U.S. agencies during the Nixon, Ford, and Reagan administrations, including the White House’s Office of Management and Budget. From February 2002 through the present, he serves as President and CEO of the Minority Business Roundtable, a national membership organization, based in Washington DC, for CEOs of the nation’s largest minority-owned companies. From January 2000 to February 2002, Mr. Campos was Executive Director of the Minority Business Roundtable.  From January 2000 to January 1997, he served as Vice President of government relations for the Hispanic Association of Colleges and Universities. Mr. Campos provides consulting services in the areas of contracting, marketing, financing and business transactions.

Mr. Dale Boehm has been a director since August 23, 2002. From September 2001 continuing through the present, Mr. Boehm has served as Director of Sales at Qwest Telecommunications, Inc. From December 2000 to September 2001, Mr. Boehm was the Regional Vice President of Central Region Sales at OneSecure Inc., a managed security services provider enabling clients to co-manage firewalls. From January 2000 through the present, Mr. Boehm has been an instructor of TCP/IP, Business-to-Business e-Commerce, and IP Technology programs at the University of Wisconsin-Milwaukee.  He is the Chairman on the Executive Steering Committee for the University Outreach Program.  He is also a member of the Information Systems Security Association (ISSA)®.  Mr. Boehm received his Certificate of Telecommunications Analysis from the University of Wisconsin-Milwaukee in 1994 and is currently enrolled at Concordia University, Mequon, Wisconsin for a Bachelor of Arts, Management & Communication degree.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Advisory Board

Mr. Nasser Hamedani.  Chairman of the Board and CEO of Two Dog Net, Inc. the developer of The Children’s InternetÒ technology.  Mr. Hamedani advises us on creative and development matters and  continues new product and technological development at Two Dog Net, Inc. to support the license agreement with The Children’s InternetÒ. Mr. Hamedani has over 40 years of experience as an entrepreneur, marketer, and businessman.  He was formerly head of SyberVision, a company he founded to develop state-of-the-art audio and video programs to help people improve the quality of their lives.  He started SyberVision in 1978 with an idea that people could learn and improve skill in sports through visual muscle memory videos and then translated that same concept into self-help audio programs.  CML Corporation (a NASDAQ Company) purchased SyberVision, which became a subsidiary of CML and Mr. Hamedani remained as Chairman and Co-Founder of SyberVision.  He holds a BA degree from California College of Arts & Crafts and has a Master’s Degree in Fine Arts / Advertising and Marketing from University of Tehran.

Mr. Larry Wheeler Chief Technology Officer of Two Dog Net, Inc. Mr. Wheeler has over thirty-one years experience in the computer sciences industry.  His background includes six years with IBM in San Jose, eight years as an IBM consultant in the software development and application installation of over 1000 clients; ten years as CIO at Zacky Farms and four years with Norcal Waste Systems in the same position.  In 1993, he created Integrative Systems, Inc. and has brought together a select team of highly trained computer and programming leaders with diverse backgrounds in manufacturing, process control, banking, distribution, accounting and import/export.  During eight years as a systems consultant for IBM, he was awarded seven Symposiums (IBM’s Honor Society) and was IBM SE of the year with the company.  He holds a BS degree from the California State University San Jose and spent two years in the IBM advanced studies education system.

Dr. Marilyn Lane Ms. Lane is the spokesperson on all educational matters from kindergarten to post graduate for The Children’s Internet®. She coordinates all educational programs and brings the necessary resources for our educational offerings.  Ms. Lane has the skills to develop curriculum, provide staff development, as well as be a presenter. She is an internationally known educator and expert on self-esteem.  She has worked in Russia and Trinidad-Tobago with the educators to change their educational systems.  Her specific educational areas of expertise are Gifted and Talented Education, Early Education, and parent Education and Involvement.  She holds the title of President of the California Center for Self-Esteem and Vice President of the National Association for Self-Esteem

Dr. Bradley Winch, Ph.D., J.D. Dr. Winch is a noted international scholar, scientist, lawyer, lecturer, educator and publisher.  Academically, he has been affiliated with Wayne State University of Karlsruhe (Germany) the University of Moscow (through the Soviet Academy of Sciences) and Pepperdine University.  His business history includes Director of New Ventures for General Mills, Inc., Director of Educational Products for Mattel, Inc., and he is a licensed attorney.   In 1971, Dr. Winch formed B.L. Winch  & Assoc. a Company that has been a leader in developing, publishing, and distributing educational curriculum and materials for K-12, and to the general public books in the areas of Positive Self-Esteem, Stress Management and Whole Brain Learning.

Mr. Howard Moore.  Mr. Moore has over 50 years experience in marketing, licensing, merchandising and packaging in the toy industry.  After starting his career in a family toy business, Mr. Moore founded Toy Barn Stores in 1957.  Mr. Moore sold Toy Barn Stores in 1966 and founded Toy Town, USA where he was President and CEO.  Mr. Moore sold Toy Town, USA to Lionel Corporation in 1978 where he remained as Senior Vice President of Purchasing until he joined Toys“R”Us in 1980.  At Toys“R”Us, Mr. Moore progressed from Senior Vice President of Purchasing to Executive Vice President, General Merchandising Manager, to Member of the Executive Committee to a Director of the Board.

Mr. Peter J. Newman.  Mr. Newman brings over 30 years of demonstrated effectiveness in brand building, campaign creation, alliance development, integrated marketing communications strategy, and senior level advertising agency management to his role as Vice President of Marketing.  Previously, he served as Dir. of Marketing Communications at Tenzing, a global roaming ISP and E-Mail provider for the world’s airline industry. As Vice President of Marketing & Partner at ifix (formerly zero.one), a web design, technology and marketing Seattle-based Company, he was responsible for marketing and business development.  Peter ran his own firm, Marketing Edge, from 1986-1998, where he served national and regional clients in marketing communications strategy and planning in telecommunications, food, financial services, education as well as several top 10 advertising agencies. His advertising agency senior management account experience includes Volkswagen, Porsche, Kawasaki, Carte Blanche and Nestle Foods. Mr. Newman is co-founder of The Ad Center, Los Angeles, where he served as curriculum developer and Marketing Instructor for over 10 years.

Mr. James R. Lambert, CPA Mr. Lambert has more than thirty years experience in a variety of executive positions.  Most recently he was simultaneously CEO of Chamlian Financial Group and CFO of Alistar Insurance Company and acting CFO for Signature Financial Group.  Prior to assuming those positions Mr. Lambert consulted with companies on strategic issues, mergers & acquisitions, turnaround issues and start-up matters. He is the former CEO of The Lambert Fund, Inc. a seed-round venture capital firm and CEO of JRL Realty Fund, the financier for semi-custom home builders.  While fulfilling those roles, he was also Executive Vice President-Acquisitions and Strategic Planning for Concord General Corporation and was Vice President-Treasurer for First Horizon Insurance Company of Minnesota.  During that tenure, he sat on the boards of various venture portfolio companies including Homestar, Inc., a manufacturer of houseware products, CPS, Inc. the publisher of the Hertz Travel Guide, and PayFax Inc. a public fax operator.  Prior to his career in industry, Mr. Lambert was a tax partner with the public accounting firm of Deloitte & Touche.  Mr. Lambert also currently teaches one-day seminars for financial executives for the Center for Professional Education.  Mr. Lambert is a Certified Public Accountant, a member of the American Institute of CPAs and the California Society of CPAs and an associate member of the Certified Fraud Examiners.  He holds a BS degree (accounting major) from the University of Oregon in 1966 and a Masters of Accounting Science degree from the University of Illinois in 1967.

Meetings of The Board of Directors and Information Regarding Committees

There currently are no committees of the Board of Directors.

The Board of Directors held three meetings in fiscal 2001.  All Directors attended at least 75% of the meetings of the Board of Directors.

EXECUTIVE COMPENSATION

General Compensation Discussion

All decisions regarding compensation for our executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors.  All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual’s contributions to our success, any significant changes in role or responsibility, and internal equity of pay relationships.

Summary Compensation Table

The following table sets forth the total compensation earned by or paid to the executive officers for the last three fiscal years.  None of our officers earned more than $100,000 in the last three fiscal years.

		ANNUAL COMPENSATION			LONG TERM COMPENSATION
					Awards		Payouts
	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Sholeh Hamedani, President, CEO, CFO	2002	$45,000[1]	$0	$0	$0	-0-	$0	$0
Alan Schram, President, Secretary and Treasurer[2]	2002	$142,848	$0	$0	$0	-0-	$0	$0
	2001	$0	$0	$0	$0	-0-	$0	$0
Hagit Bernstein, President and Secretary[3]	2000	$0	$0	$0	$0	-0-	$0	$0
	1999	$0	$0	$0	$0	-0-	$0	$0
Raphi Shram, Treasurer[4]	2000	$0	$0	$0	$0	-0-	$0	$0
	1999	$0	$0	$0	$0	-0-	$0	$0

No options or SARs where granted to any executive officers.

1 – Accrued unpaid and was contributed to capital as of December 31, 2002.

2 – Resigned August 12, 2002.

3 – Resigned January 1, 2001.

4 – Resigned January 1, 2001.

Employment and Related Agreements

We have not entered into any employment agreements.

PRINCIPAL STOCKHOLDERS

The following table sets forth the shareholdings of those persons who: (i) own more than 5% of our common stock as of January 31, 2003 with the number of outstanding shares at 2,287,755; (ii) are our officers or directors; and (iii) all officers and directors as a group:

Name	Number of Shares	Percentage Beneficially Owned[1]
Sholeh Hamedani, President, CEO, CFO, Director[2]	1,166,755[3]	51.0%
Jamshid Ghosseiri, Ph.D., Secretary, Director[2]	-0-	-0-
Tyler Wheeler, CTO, Director[2]	-0-	-0-
Roger Campos, Esq., CTO, Director[2]	-0-	-0-
Dale Boehm, Director[2]	-0-	-0-
All Officers and Directors as a group (5 people)	1,166,755	51.0%
Shadrack Films, Inc.	1,166,755[3]	51.0%
Two Dog Net, Inc.	2,000,000[4]	46.6%

*Less than 1%.

_______________

1 –

Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

2 – c/o 2401 Crow Canyon Road, Suite 201, San Ramon, California  94583.

3 – Consists of 1,166,755 shares of common stock owned by Shadrack Films, Inc formerly known as The Children’s Internet, Inc., a California corporation, of which Sholeh Hamedani is the sole shareholder.

4 - Consists of 2,000,0000 shares of Series A Convertible Preferred Stock which is convertible into 2,000,000 shares of common stock. Nasser Hamedani owns 47% of Two Dog Net, Inc. and he is the father of our President, Chief Executive Officer, Chief Financial Officer, and Director, Sholeh Hamedani.

SELLING STOCKHOLDERS

One million one hundred eighteen thousand five hundred shares of common stock offered under this prospectus may be sold by the holders.  We will not receive any of the proceeds from sales of shares offered under this prospectus by stockholders.

All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us.  All brokerage commissions, if any attributable to the sale of shares by selling stockholders will be borne by the stockholders.

The selling stockholders are offering a total of 1,118,500 shares of our stock common stock. The selling stockholders are not affiliated with broker-dealers. The following table sets forth:

a.

the name of each person who is a selling stockholder;

b.

the number of securities owned by each such person at the time of this offering; and

c.

the number of shares of common stock such person will own after the completion of this offering.

The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

Selling Stockholder	No. of Shares Offered	Shares Owned Prior To The Offering		Shares Owned After The Offering
		Number	Percentage	Number	Percentage
Steve Sowieja	110,000	110,000	4.81%	0	0%
Cities Electric	100,000	100,000	4.37%	0	0%
Reza Mizban	71,934	71,934	3.14%	0	0%
Ronald Jones	70,221	70,221	3.07%	0	0%
Larry Wheeler	68,542	68,542	3.00%	0	0%
Farzin Cigarchi	68,508	68,508	2.99%	0	0%
Phoenix Fund Partners, LP	60,000	60,000	2.62%	0	0%
Leona Holdings, LLC	58,335	58,335	2.55%	0	0%
Five Star Financial	50,000	50,000	2.19%	0	0%
Onyx Holdings	50,000	50,000	2.19%	0	0%
Alan G. Schill	32,160	32,160	1.41%	0	0%
Fouad Batah	23,000	23,000	1.01%	0	0%
Norman Shumate	20,000	20,000	*	0	0%
William Gonte	20,000	20,000	*	0	0%
Jeffrey Parker	15,000	15,000	*	0	0%
Marc Williams	15,000	15,000	*	0	0%
Richard Kwiecinski	15,000	15,000	*	0	0%
J. Scott Phillips	12,500	12,500	*	0	0%
Jet 1 Profit Sharing	12,500	12,500	*	0	0%
Charnie Stein	10,000	10,000	*	0	0%
J.H. & Eva Leta Colbert	10,000	10,000	*	0	0%
Joan O’Brien	10,000	10,000	*	0	0%
Mark Peltier	10,000	10,000	*	0	0%
Paul Michael Perez	10,000	10,000	*	0	0%
Timothy M. Nash	10,000	10,000	*	0	0%
Jill Morton	8,000	8,000	*	0	0%
Robert Hannabery	6,500	6,500	*	0	0%
Fred & Ardith Frederickson	6,000	6,000	*	0	0%
Margaret Altman	6,000	6,000	*	0	0%
A Nose for Sound	5,000	5,000	*	0	0%
Aldo Cataldo	5,000	5,000	*	0	0%
Bonnie Elzinga	5,000	5,000	*	0	0%
Burt Duer	5,000	5,000	*	0	0%
Diane Lupo	5,000	5,000	*	0	0%
Edward & Sarah Kochevar	5,000	5,000	*	0	0%
Gina Gubbins-Mather	5,000	5,000	*	0	0%
Gregory & Susan Schwem	5,000	5,000	*	0	0%
James & Juanita Allen	5,000	5,000	*	0	0%
John E. and Margaret L. DeBates	5,000	5,000	*	0	0%
Judtih Geyer	5,000	5,000	*	0	0%
Lloyd & Wilma Jensen	5,000	5,000	*	0	0%
Luis Eduardo Ortiz	5,000	5,000	*	0	0%
Merrill & Ruth Schmieding	5,000	5,000	*	0	0%
Michael L. Eastop	5,000	5,000	*	0	0%
Raymond A Schmitz, Jr.	5,000	5,000	*	0	0%
Raymond A Schmitz,, III	5,000	5,000	*	0	0%
Ronald Lee	5,000	5,000	*	0	0%
William Scotts	5,000	5,000	*	0	0%
Phil W. and Joan F. Ensor	4,500	4,500	*	0	0%
Attilio Caliendo	4,000	4,000	*	0	0%
Ellen S. Frank	4,000	4,000	*	0	0%
Valeria Howard	4,000	4,000	*	0	0%
Milena Arantes	3,500	3,500	*	0	0%
Dharmendra I. Patel	3,000	3,000	*	0	0%
Ed Hidrogo	2,750	2,750	*	0	0%
Bernice Fay Tugman	2,500	2,500	*	0	0%
Francesca Caliendo	2,500	2,500	*	0	0%
Gary & Merial Henson	2,500	2,500	*	0	0%
Joseph Ceglio	2,500	2,500	*	0	0%
Michael Cutro	2,500	2,500	*	0	0%
Ronald Summers	2,500	2,500	*	0	0%
Thomas P. Ksiezopolski	2,500	2,500	*	0	0%
Todd Denenberg	2,500	2,500	*	0	0%
Paul G. and Kathie L. Haertling	2,000	2,000	*	0	0%
Rafael Caliendo	2,000	2,000	*	0	0%
Robert Skaggs	1,300	1,300	*	0	0%
Edward P. and Patricia E. Morrissey	1,250	1,250	*	0	0%
Robert and Elizabeth Graham	1,250	1,250	*	0	0%
A. Q. Joffe	1,000	1,000	*	0	0%
Dan Sidenberg	1,000	1,000	*	0	0%
Donald & Tamra Miller	1,000	1,000	*	0	0%
Kevin Hannabery	1,000	1,000	*	0	0%
Kimberly A. Petilli	1,000	1,000	*	0	0%
Linda J. Morra	1,000	1,000	*	0	0%
Lori Geller Warshaw	1,000	1,000	*	0	0%
Michael Perlmutter	1,000	1,000	*	0	0%
Russell Summers	1,000	1,000	*	0	0%
Marc Launey	750	750	*	0	0%
J. Tim Gonzales	500	500	*	0	0%
Melissa W. Wilson	500	500	*	0	0%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Children’s Internet, Inc., our parent company, Shadrack Films, Inc., and Two Dog Net, Inc. are related parties in that our President, Chief Executive Officer, and Director, Sholeh Hamedani, is the sole shareholder of Shadrack Films, Inc. which owns 51% of our common stock.  Ms. Hamedani was President of Two Dog Net, Inc. until August 1, 2002.  In addition, the current President, Chairman and Founder of Two Dog Net, Inc. is Nasser Hamedani, the father of our President, Chief Executive Officer, and Director, Sholeh Hamedani.

On June 28, 2002, we entered into a Consulting Agreement with Alan Schram. This agreement provides for Alan Schram to provide consulting services to us.  In return for his services, the agreement entitles Alan Schram to receive 25,000 shares of our common stock at the completion of the agreement’s four month term.  We are currently in negotiations with Mr. Schram to extend the term of this agreement.  As of the date hereof, these shares have not been issued.  Alan Schram is our former President, Secretary, Chief Financial Officer and Director.

On July 3, 2002, we entered into a Plan of Reorganization with Shadrack Films, Inc. formerly known as The Children’s Internet, Inc., a California corporation.  Pursuant to the Plan of Reorganization, which closed on July 3, 2002 we sold 1,166,755 newly issued shares of our common stock to Shadrack Films, Inc. in exchange for an aggregate purchase price of $150,000. Sholeh Hamedani is the principal of Shadrack Films, Inc.

On September 10, 2002, we entered into a License Agreement with Two Dog Net, Inc. to license The Children’s Internet® technology and intellectual property.  We paid $15,500 in cash and 2,000,000 shares of our Series A Convertible Preferred Stock to Two Dog Net, Inc. in consideration for the License Agreement.  We will also pay royalties to Two Dog Net, Inc. of 7% of all sales of subscriptions to The Children’s Internet® service.  Nasser Hamedani owns 47% of Two Dog Net, Inc. and he is the father of our President, Chief Executive Officer, Chief Financial Officer, and Director, Sholeh Hamedani.

In a Stock Purchase Agreement dated October 11, 2002, our original shareholders sold 1,118,500 of their shares of our common stock to various purchasers, two of whom are related parties to us. Some of these purchasers were introduced to the original shareholders by Sholeh Hamedani, our President, Chief Financial Officer, and a Director.  Some of these purchasers resold their shares to unrelated third parties.  A portion of the proceeds received from the stock sale by the purchasers was in turn loaned to Shadrack Films, Inc., our parent company.  Shadrack Films used these funds to finance our initial operations thus far.  These amounts are reflected on the financial statements as “Due to Parent Company.”

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 and 10,000,000 shares of preferred stock, par value $.001, of which respectively 2,287,755 and 2,000,000 are issued and outstanding as of December 31, 2002.  We have approximately 90 holders of our common stock prior to this offering.  There are no outstanding options or warrants to purchase, or securities convertible into our common shares, other than 2,000,000 shares of Series A Convertible Preferred Stock described below.

Common Stock

Each holder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock.  The effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in the control of the company without further action by the stockholders.  As of the date hereof, 2,000,000 shares of Series A Convertible Preferred Stock were issued and outstanding.  These shares of Series A Convertible Preferred Stock are convertible into an equal number of shares of common stock.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our shares of common stock is Transfer Online, 227 SW Pine Street, Suite 300, Portland, Oregon  97204.

MARKET FOR COMMON EQUITY

Immediately prior to this offering, there was no public market for our common stock.  We intend to attempt to have our shares of common stock quoted on the Over the Counter Bulletin Board (OTCBB). However, there is no assurance that we will find a broker willing to file the Form 211 necessary for our shares to be considered for quotation on the OTCBB or that our shares will qualify to be listed on the OTCBB if a Form 211 is filed.  It is our understanding that the OTCBB may be phased out in favor of a new exchange, the Bulletin Board Exchange.  If and when the Bulletin Board Exchange is implemented, there is no guarantee that we will qualify to be listed on this exchange.

All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.  If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to the limitations and restrictions that are described below.

All of the remaining shares of common stock outstanding were issued and sold by us in reliance on an exemption from the registration requirements of the Securities Act and will become eligible for sale in the public market pursuant to Rule 144 as described below.

Relevant Dates	Approximate Shares Eligible for Future Sale	Comment
On the date of this prospectus	5,118,500	Freely tradable shares sold in this offering if maximum offering is sold
Pursuant to Rule 144	1,166,755	Shares salable under Rule 144 or Rule 144(k)

PLAN OF DISTRIBUTION

Direct Public Offering

We are offering for sale a maximum of 4,000,000 shares of our common stock in a self-underwritten offering directly to the public. We have not conducted any discussions or negotiations for the sale of all or any portion of those 4,000,000 shares of our common stock.  There is no minimum number of shares that must be purchased by each prospective purchaser.

We anticipate that Sholeh Hamedani, our President, Chief Executive Officer, Chief Financial Officer, and Director, will participate in the offer and sale of our common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Although Ms. Hamedani is an associated person to us as that term is defined in Rule 3a4-l under the Exchange Act, she is deemed not to be a broker for the following reasons:

•

Ms. Hamedani is not subject to a statutory disqualification as that term is defined in Section (a)(39) of the Exchange Act at the time of her participation in the sale of our securities.

•

Ms. Hamedani will not be compensated for her participation in the sale of our securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.

•

Ms. Hamedani is not an associated person of a broker or dealer at the time of participation in the sale of our securities.

•

Ms. Hamedani is not associated with a broker or dealer and does not have an arrangement with a broker or dealer to effect transactions in securities.

•

Ms. Hamedani does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Section 3a4-1 of the Securities Exchange Act of 1934, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin  with the last sale of any security included within one rule 415 registration.

Ms. Hamedani will restrict her participation to the following activities:

•

Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the President of a potential purchaser;

•

Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in this registration statement and any amendments filed hereto filed under the Securities Act or other offering document; and

•

Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker or dealer for the sale of securities being offered.  In the event we retain a broker or dealer who may be deemed an underwriter, we will file an amendment to the registration statement.

Our officers and directors are entitled to purchase offered shares. However, none of our officers or directors has indicated that they will purchase any of the offered shares and, therefore, we do not believe that any of our officers or directors will purchase any of the offered shares.  If any of our officers or directors decides to purchase offered shares, we do not intend to loan such officer or director the funds necessary to purchase offered shares.

The shares of common stock we are offering have not been registered for sale under the securities laws of any state as of the date of this prospectus.  We intend to register or qualify the offered shares in California.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the beginning of such distribution.

Selling Stockholders

The selling stockholders will sell their shares from time to time in negotiated transactions at a price of $2.00 per share, provided that in the event that our shares become quoted on the OTC Bulletin Board, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions.  Such transactions may or may not involve NASD licensed broker-dealers.  There is no minimum investment amount.

The selling stockholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals.  Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders.  They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

Each selling stockholder and any broker-dealer that acts in connection with the sale of shares of common stock may be deemed to be, an "underwriter” within the meaning of Section 2(11) of the Securities Act of 1933.  Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

The shares are being offered as part of a continuous offering under Rule 415 of Regulation C under the Securities Act of 1933.  Our management expects that the shares will be sold within one year of the commencement of the offering and expects to update this Prospectus for any material changes as needed.

We have notified the selling stockholders of the prospectus delivery requirements for sales made pursuant to this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

Selling stockholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of such rule.

INDEMNIFICATION

Our certificate of incorporation and by-laws provide that our officers and directors will not be personally liable to the company or our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence.  By its terms and in accordance with the Nevada Revised Statutes, however, this provision does not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions, (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the federal securities laws.

Our certificate of incorporation also provides for indemnification to the fullest extent provided by the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Oswald & Yap, a professional corporation, Irvine, California.

EXPERTS

The financial statements of The Children’s Internet, Inc. included in this prospectus to the extent and for the periods indicated in their report, have been audited by Stonefield Josephson, Inc., Los Angeles, California, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WHERE YOU CAN FIND MORE INFORMATION

We are presently subject to the reporting requirements of the Securities Exchange Act of 1934 and file quarterly and annual reports and other documents with the Securities and Exchange Commission.  We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering.  This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement.  For further information with respect to our common stock and us, we refer you to the registration statement and the exhibits that were filed with the registration statement.  Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee.  Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1(800) SEC-0330.  The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission.  The address of the site is http://www.sec.gov.

D.W.C. INSTALLATIONS

(A Development Stage Company)

FINANCIAL STATEMENTS

For the Year ended December 31, 2001

and the Nine Months ending September 30,

2002 (Unaudited), 2001 (Unaudited)

Index to Financial Statements

Report of Independent Auditors

48

Balance Sheet -- December 31, 2001

50

Statements of Operations -- December 31, 2001 and 2000

51

Statements of Stockholders’ Equity -- December 31, 2001

52

Statements of  Cash Flows -- December 31, 2001 and 2000

53

Notes to Financial Statements -- December 31, 2001

54

Balance Sheet -- September 30, 2002

56

Statements of Operations -- September 30, 2002 and 2001

57

Statements of Stockholders’ Deficit -- September 30, 2002

58

Statements of Cash Flows -- September 30, 2002 and 2001

59

Notes to Financial Statements -- September 30, 2002

60 - 61

#

INDEPENDENT AUDITORS' REPORT TO THE BOARD OF DIRECTORS OF D.W.C. INSTALLATIONS:

We have audited the accompanying balance sheet of D.W.C. Installations (A Development Stage Company) as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2001 and for the period from September 25, 1996 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of D.W.C. Installations as of December 31, 2001 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2001 and for the period from September 25, 1996 (inception) to December 31, 2001 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 of the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.

STONEFIELD JOSEPHSON, INC.

Certified Public Accountants

Santa Monica, California

April 2, 2002

#

 D.W.C. INSTALLATIONS

(A Development Stage Company)

BALANCE SHEET

December 31, 2001

   ASSETS

  $                  -

   TOTAL ASSETS

  $                  -

============

LIABILITIES AND STOCKHOLDERS' EQUITY

    TOTAL LIABILITIES

  $                  -

   STOCKHOLDERS' DEFICIT:

     Preferred stock, $0.001 par value;

          10,000,000 shares authorized;

          none issued and outstanding

   $

       -

     Common stock, $0.001 par value;

       75,000,000 shares authorized;

       1,121,000 shares issued and

       outstanding

1,121

     Additional paid-in capital

7,484

     Deficit accumulated during the

      development stage

             (8,605)

        TOTAL STOCKHOLDERS' EQUITY

  $                  -

        TOTAL LIABILITIES AND STOCKHOLDERS'

          EQUITY

      $

       -

============

The accompanying notes are an integral part of the financial statements

#

D.W.C. INSTALLATIONS

(A Development Stage Company)

STATEMENTS OF OPERATIONS

For the

Period from

  For The Year Ended

Sept. 25, 1996

     December 31,

(inception) to

    ------------------------

December 31,

2001

2000

2001

-------------

----------------

-----------------

REVENUE

$     -

$          -

$            -

ADMINISTRATIVE EXPENSES

-

3,000

8,605

-----------

------------

-----------------

NET LOSS

$      -

$ (3,000)

$  (8,605)

=======

========

=========

NET LOSS PER COMMON SHARE

-

basic and diluted

 -

$ (0.003)

 $ (0.008)

=======

========

=========

WEIGHTED AVERAGE NUMBER

OF COMMON SHARES

OUTSTANDING

-

basic and diluted

1,121,000

1,121,000

1,121,000

=======

========

=========

The accompanying notes are an integral part of the financial statements.

#

D.W.C. INSTALLATIONS

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

Deficit

Accumulated

Total

Common Stock

Additional

During the

Stockholders'

----------

    ---------

Paid-In

Development

Equity

Shares

    Amount

Capital

Stage

(Deficiency)

---------

    --------

------------

-----------

------------

Balance, September 25, 1996

$   -

    $   -

$   -

$   -

$   -

Issuance of common stock

for cash on September 25, 1996

at $0.005 per share

1,121,000

1,121

4,484

    -

 5,605

Net loss

-

       -

      -

(5,605)

(5,605)

---------

    --------

------------

----------

------------

Balance, December 31, 1996

1,121,000

1,121

 4,484

(5,605)

    -

Net loss

     -

       -

    -

    -

     -

---------

    --------

------------

----------

------------

Balance, December 31, 1997

1,121,000

1,121

  4,484

(5,605)

      -

Net loss

     -

       -

    -

     -

      -

---------

    --------

------------

----------

------------

Balance, December 31, 1998

1,121,000

1,121

  4,484

(5,605)

      -

Net loss

    -

       -

     -

     -

      -

---------

    --------

------------

----------

------------

Balance, December 31, 1999

1,121,000

1,121

  4,484

(5,605)

      -

Net loss

   -

       -

   -

(3,000)

  (3,000)

Contribution by officer

   -

       -

3,000

-

3,000

---------

---------

------------

----------

------------

Balance, December 31, 2000

1,121,000

1,121

  7,484

(8,605)

      -

Net loss

   -

       -

    -

    -

      -

---------

----------

------------

----------

------------

Balance, December 31, 2001

1,121,000

1,121

  7,484

(8,605)

-

=======

=======

=======

=======

========

The accompanying notes are integral part of the financial statements.

#

D.W.C. INSTALLATIONS

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

For the

Period from

For The Year Ended

   Sept. 25, 1996

   December 31,

    (inception) to

---------

 ----------

      December 31,

2001

2000

2001

---------

 ----------

---------------

CASH FLOWS FROM

OPERATING ACTIVITIES:

Net loss

$       -

$    (3,000)

    $     (8,605)

---------

   ---------

        -------------

CASH FLOWS FROM

FINANCING ACTIVITIES:

Issuance of common

stock for cash

       -

       -

             5,605

Contribution by officer

      -

    3,000

              3,000

---------

   ---------

        -------------

Net cash provided by

Financing activities

       -

    3,000

8,605

---------

    ---------

         -------------

Net change in cash and

cash equivalents

      -

       -

       -

---------

   ---------

          -------------

Cash and cash equivalents

-

beginning of period

$       -

       -

       -

---------

   ---------

          -------------

Cash and cash equivalents

-

ending of period

$       -

$       -

$       -

======

=======

        ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid during the year -

Interest paid

$       -

$       -

    $       -

======

=======

        ========

Income taxes paid

$       -

$       -

$       -

======

=======

        ========

The accompanying notes are an integral part of the financial statements.

#

D.W.C. INSTALLATIONS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001

NOTE 1 -

DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

--------------------

D.W.C. Installations (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Nevada on September 25, 1996. It is management's objective to seek a merger with an existing operating company.

Basis of Presentation

---------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This factor raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amount, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. It is management's objective to seek additional capital through a merger with an existing operating company.

Use of Estimates

----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

-------------------------

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Income Taxes

------------

Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

Loss Per Share

--------------

SFAS No. 128, "Earnings (Loss) Per Share", requires the presentation of basic loss per share and diluted loss per share. The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted loss per share does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on loss per share.

D.W.C. INSTALLATIONS

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001

NOTE 1 -

DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

--------------------

As of December 31, 2001, the Company has no items that represent comprehensive income and therefore, has not included a schedule of comprehensive income in the accompanying financial statements.

Recent Accounting Pronouncements

--------------------------------

In July 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement was effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The adoption did not have a material impact on the Company's financial position or results of operations since the Company has not participated in such activities covered under this pronouncement.  In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations. In October 2001, the FASB recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations. In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

#

NOTE 2 -

RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the Company provides office services without charge. Such costs are immaterial to the financial statement and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities which may be in conflict with the Company. If a business opportunity becomes available for the Company, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 3 -

STOCKHOLDERS' EQUITY

In February 2000, the Company restated its Articles of Incorporation to designate 10,000,000 shares of preferred stock with a par value of $0.001 and increase the authorized number of common stock from 25,000 to 75,000,000 shares. The Board of Directors is authorized to provide from time to time for the issuance of shares of preferred stock in series and to fix and determine from time to time, before issuance, the designation and relative rights and preferences of the shares of each series of preferred stock and the restrictions or qualifications. As of December 31, 2001, no preferred stock nor designations of preferred stock have been determined. In February 2000, the Company completed a forward split of its common stock 100:1, thus increasing the number of outstanding and issued shares of the Company's common stock from 11,210 to 1,121,000. All applicable share and per share data presented have been adjusted for the stock splits.

#

D.W.C. INSTALLATIONS

(A Development Stage Company)

BALANCE SHEET

September 30,

         2002

    ---------------

    (unaudited)

 ASSETS

Intangible Asset

  Technology License, net of accumulated

  amortization of $55,556

$     1,944,444

   TOTAL ASSETS

  $    1,944,444

==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

   Accounts Payable and Accrued Expenses

  $82,896

   Due to Parent Company

43,332

Total Current Liabilities

126,228

   Long Term Liability

     Technology License fee payable to related party

          1,984,500

   TOTAL LIABILITIES

          2,110,728

   STOCKHOLDERS' DEFICIT:

     Preferred stock, $0.001 par value;

          10,000,000 shares authorized;

          none issued and outstanding

$          -

     Common stock, $0.001 par value;

       75,000,000 shares authorized;

       2,287,755 shares issued and

       outstanding

      2,288

     Additional paid-in capital

  158,317

     Deficit accumulated during the

      development stage

 (326,889)

TOTAL STOCKHOLDERS' DEFICIT

(166,284)

TOTAL LIABILITIES AND STOCKHOLDERS'

          DEFICIT

  $    1,944,944

============

    The accompanying notes are an integral part of the financial statements.

#

D.W.C. INSTALLATIONS

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(unaudited)

For the Period

September 25,

 For the Three Months

For the Nine Months

1996 (inception)

 Ended September 30,

Ended September 30,

to September 30,

----------------------------------

-----------------------------------

-------------------

 2002

2001

2002

2001

2002

----------

 ---------

----------

---------

---------------

REVENUE

$        -

$         -

  $        -

 $       -

 $             -

General Selling and Administrative Expenses

 (247,776)

    -

  (262,728)

 -

  (271,333)

Amortization of Technology License

  (55,556)

-

(55,556)

-

 (55,556)

  ----------

---------

 ----------

---------

  ---------------

Loss before Taxes

  (303,332)

         -

 (318,284)

-

  (326,889)

Provision for Income Taxes

     -

          -

           -

          -

                -

  ----------

  ---------

  ----------

---------

---------------

Net Loss

$(303,332)

$     -

$(318,284)

  $     -

$ (326,889)

 =======

 =====

 =======

 =====

 =========

Net Loss per Common Share - basic and diluted

$  (0.135)

$     -

 $ (0.212)

$     -

      (0.280)

 ======

  ======

=======

 =====

=========

Weighted Average Number of Common

Shares Outstanding - basic and diluted

2,287,755

1,121,000

1,509,918

1,121,000

1,169,615

=======

=======

=======

========

=========

   The accompanying notes are an integral part of the financial statements.

#

D.W.C. INSTALLATIONS

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' DEFICIT

Deficit

Accumulated

Total

Common Stock

Additional

During the

Stockholders'

-----------------------

Paid-In

Development

Equity

 Shares

Amount

Capital

Stage

(Deficit)

------------

 -------------

 -----------------

-----------------

-----------------

  Balance, September 25, 1996

 -

$            -

 $       -

 $          -

  $         -

  Issuance of common stock

  for cash on September 25, 1996

  at $0.005 per share

1,121,000

1,121

4,484

-

5,605

  Net loss

-

-

-

(5,605)

(5,605)

------------

-----------

----------------

------------------

-----------------

  Balance, December 31, 1996

1,121,000

1,121

4,484

(5,605)

-

  Net loss

-

-

-

-

-

-----------

-----------

----------------

------------------

-----------------

  Balance, December 31, 1997

1,121,000

1,121

4,484

(5,605)

-

  Net loss

-

-

-

-

-

------------

-----------

----------------

------------------

-----------------

  Balance, December 31, 1998

1,121,000

1,121

4,484

(5,605)

-

  Net loss

-

-

-

-

-------------

----------

---------------

  ------------------

-------------------

  Balance, December 31, 1999

1,121,000

1,121

4,484

(5,605)

-

  Net loss

-

-

-

(3,000)

(3,000)

  Contribution by officer

-

-

3,000

-

3,000

-------------

----------

---------------

------------------

-------------------

  Balance, December 31, 2000

1,121,000

1,121

7,484

(8,605)

-

  Net loss

-

-

-

-

-

-------------

----------

---------------

------------------

--------------------

  Balance, December 31, 2001

1,121,000

1,121

7,484

(8,605)

-

  Issuance of common stock

  for cash on July 3, 2002

  at $0.1286 per share

1,166,755

1,167

148,833

-

150,000

  Net loss (Unaudited)

-

-

-

(318,284)

(318,284)

  Contribution by former officer

-

-

2,000

-

2,000

--------------

-----------

----------------

-------------------

--------------------

  Balance, September 30, 2002

2,287,755

2,288

158,317

(326,889)

(166,284)

  (unaudited)

========

======

==========

============

=============

The accompanying notes are integral part of the financial statements.

#

D.W.C. INSTALLATIONS

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

  (unaudited)

 For the Period

 from Sept 25, 1996

 For the Nine Months

 (inception) to

 Ended September 30,

September 30,

 --------------------------

-----------------

    2002         2001

     2002

-------------   ------------

-----------------

CASH USED IN OPERATING ACTIVITES

   Net Loss

 $(318,284)     $      -

    $ (326,889)

Adjustments to reconcile net loss to

net cash used in operating activities:

   Amortization of Technology License

      55,556

           55,556

Increase (decrease) in current liabilities:

   Accounts payable and accrued expenses

      82,896           -

           82,896

   Due to Parent  Company

      43,332

           43,332

  ----------     ---------

-----------------

Net cash used in operating activities

 $(136,500)    $      -

    $ (145,105)

   ----------     ---------

-----------------

CASH FLOWS USED IN INVESTMENT ACTIVITIES

   Acquisition of Technology License

($2,000,000)

-

   ($2,000,000)

 ------------     ---------

-----------------

Net cash used in investment activities

($2,000,000)

-

   ($2,000,000)

 ------------   -----------

-----------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES

   Long Term Debt

$1,984,500

   $ 1,984,500

   Issuance of Common Stock

     150,000           -

         155,605

   Contribution by officer

         2,000           -

             5,000

 ------------     ---------

-----------------

Net Cash provided by financing activities      $2,136,500   $       -

   $2,145,105

 ------------   -----------

-----------------

NET CHANGE IN CASH AND CASH

EQUIVALENTS

        -                   -

         -

Cash and Cash Equivalents -

         -                   -

         -

beginning of period                                          -------------     ----------

-----------------

Cash and Cash Equivalents -

end of period

   $        -        $       -

  $             -

========   ======

==========

SUPPLEMENTAL CASH FLOW INFORMATION:

   Cash paid during the year-

      Interest paid

  $          -       $        -

  $            -

 ========  ======

 ==========

      Income taxes paid

  $         -       $        -

  $            -

 ========   ======

 ==========

  The accompanying notes are an integral part of the financial statements.

#

D.W.C. INSTALLATIONS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

September 30, 2002 (unaudited)

  NOTE 1 -   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

 Nature of Operations

               --------------------------

D.W.C. Installations, ("Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7.  The Company was incorporated under the laws of the State of Nevada on September 25, 1996.

On July 3, 2002, the Company entered into a Plan of Reorganization and Acquisition Agreement with The Children's Internet, Inc. ("TCI") a California Corporation.  Pursuant to the Plan, TCI purchased 1,166,755 shares of the Company's common stock for a price of $150,000 of newly issued shares of the Company.  Total issued and outstanding shares were increased to 2,287,755 as a result of this sale.  As a result of this transaction, the Company became a majority-owned subsidiary of TCI.

               Basis of Presentation

               ---------------------

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information.  Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements.   The accompanying financial statements reflect all adjustments (consisting of normal recurring accruals), which are, in the opinion of management, considered necessary for a fair presentation of the results for the interim periods presented.  Operating results for the nine months ended September 30, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2002.  These financial statements should be read in conjunction with the audited financial statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.   At present, although the Company has signed a contract establishing an initial revenue source, the Company has no established sources of revenue.  This factor raises substantial doubt about the Company's ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amount, or amounts and   classification of liabilities that might be necessary should the Company be unable to continue in existence.  It is management's objective to seek additional capital through a merger with an existing operating company.

Intangible Asset

---------------------

On September 10, 2002, the Company entered into a  renewable five year royalty and licensing agreement with Two Dog Net, Inc. ("TDN") to be the exclusive marketers of their proprietary and patent pending secured internet service for children pre-school to junior high called The Children's Internet®.  Under the terms of the agreement, the Company can continue the agreement for an additional five years on the same terms unless either party terminates by written notice to the other party no less than one year before the end of the term.  The Company has capitalized the initial amount payable for the technology license which will be amortized over three years, the expected useful life of the license.

#

NOTE 1 -   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Technology License Fee Payable to Related Party

------------------------------------------------------------

Under the terms of the license agreement with TDN, in addition to the monthly royalty payment due, the Company is required to pay an additional $2,000,000 no later than September 10, 2004.  The Company paid $15,500 of  this amount during the quarter ended September 30, 2002.  Under certain circumstances, the Company may elect to pay the entire balance due earlier than September 10, 2004, in which case the Company can pay a discounted amount.  The amount payable is unsecured and interest free.

The Company and TDN are related parties in that the President of the Company is the sole shareholder of the Parent Company, TCI, a past President of TDN until August 1, 2002, and the owner of 12.2% of the shares of TDN.  In addition, the father of the President is now the President of TDN.

Related Party Transactions/Due to Parent

------------------------------------------------------------

In a Stock Purchase Agreement dated October 11, 2002, the original shareholders ("Sellers") of DWC Installations, Inc. sold 1,118,500 shares to purchasers ("Purchasers") two of which are related parties to TCI.  Some of the Purchasers were introduced to Sellers by TCI's majority shareholder.  Some of the Purchasers resold their shares to unrelated third parties ("Selling Stockholders".)  A portion of the proceeds received from the stock sale by the Purchasers was in turn loaned to the Company's parent, who used these funds to finance the operations of the Company.  These amounts are reflected on the financial statements as Due to Parent Company.

Subsequent Event

---------------------

On November 5, 2002, the Company exchanged two million shares of its Series A Convertible Preferred Stock for the long term debt owed to Two Dog Net, Inc. of $1,984,500.   The effect of the transaction was to increase the Stockholder's Equity of the Company by $1,984,500 and to reduce long-term debt by a like amount.  On December 27, 2002, D.W.C. Installations changed its name to The Children's Internet, Inc.

#

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Our certificate of incorporation and by-laws provide that our officers and directors will not be personally liable to the company or our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence.  By its terms and in accordance with the Nevada Revised Statutes, however, this provision does not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions, (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the federal securities laws.

Our certificate of incorporation also provides for indemnification to the fullest extent provided by the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the registration of our shares is as follows:

SEC Filing Fee	$942
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$20,000
Printing Costs	$2,500
Total	$33,442

Item 26.  Recent Sales of Unregistered Securities

On or about July 3, 2002, we issued 1,166,755 shares of common stock to The Children’s Internet, Inc. This transaction is described in our Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder filed on August 9, 2002, and our Current Report on Form 8-K filed with the SEC on July 18, 2002.  There was no underwriter involved in this issuance and no commissions were paid to any person in connection with this issuance. The issuance was exempt from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2).

On or about November 5, 2002, we designated and issued 2,000,000 shares of Series A Preferred Stock to Two Dog Net, Inc. in exchange for the $1,984,500 we owed to Two Dog Net, Inc. under our license agreement with them.  There was no underwriter involved in this issuance and no commissions were paid to any person in connection with this issuance.  The issuance was exempt from the registration provisions of the Securities Act of 1933, pursuant to Section 4(2).

Item 27.  Exhibits

Exhibits

1.1

Articles of Incorporation, dated September 25, 1996

1.2

Certificate of Amendment of Articles of Incorporation, dated February 10, 2000

1.3

Certificate of Amendment of Articles of Incorporation, dated December 27, 2002

1.4

Certificate of Designation of Series A Preferred Stock, dated November 8, 2002

3.5

Bylaws

5.1

Opinion of Oswald & Yap*

0.1

Plan of Reorganization and Acquisition, July 3, 2002

0.2

Consulting Agreement with Alan Schram, dated June 28, 2002

0.3

License Agreement dated September 10, 2002

0.4

Amendment to License Agreement, dated November 5, 2002

23.1

Consent of Oswald & Yap**

23.2

Consent of Stonefield Josephson, Inc.

  *

Will be included by Amendment.

**

Will be included with opinion in Exhibit 5.1

Item 28.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described above in Item 24, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of the expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

#

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on _______, 2003.

The Children’s Internet, Inc.

/s/ Sholeh Hamedani

By: Sholeh Hamedani

Its: President, Chief Executive Officer, Chief Financial Officer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

Sholeh Hamedani		2/7/03
Sholeh Hamedani	Chief Executive Officer (Principal Executive Officer)
Sholeh Hamedani		2/7/03
Sholeh Hamedani	Chief Financial Officer (Principal Financial Officer, Controller)
Jamshid Ghosseiri		2/7/03
Jamshid Ghosseiri	Secretary, Director
Tyler Wheeler		2/7/03
Tyler Wheeler	Director
Roger Campos		2/7/03
Roger Campos, Esq.	Director
Dale Boehm		2/7/03
Dale Boehm	Director

#

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sholeh Hamedani, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

Sholeh Hamedani		2/7/03
Sholeh Hamedani	Chief Executive Officer (Principal Executive Officer)
Sholeh Hamedani		2/7/03
Sholeh Hamedani	Chief Financial Officer (Principal Financial Officer, Controller)
Jamshid Ghosseiri		2/7/03
Jamshid Ghosseiri	Director
Tyler Wheeler		2/7/03
Tyler Wheeler	Director
Roger Campos		2/7/03
Roger Campos, Esq.	Director
Dale Boehm		2/7/03
Dale Boehm	Director

#

Exhibit 3.1

ARTICLES OF INCORPORATION

OF

D.W.C. INSTALLATIONS

A Nevada corporation

I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

ARTICLE I

NAME

The name of the corporation is D.W.C. INSTALLATIONS

ARTICLE II

RESIDENT AGENT & REGISTERED OFFICE

Section 2.01.  Resident Agent.  The name and address of the Resident Agent for service of process is Nevada Corporate Headquarters, Inc., 5300 West Sahara, Suite 101, Las Vegas, Nevada 89102.  Mailing Address: P.O. Box 27740, Las Vegas, NV  89126.

Section 2.02.  Registered Office.  The address of its Registered Office is 5300 West Sahara, Suite 101, Las Vegas, Nevada  89102.

Section 2.03  Other Offices.  The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine.  Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE III

PURPOSE

The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

ARTICLE IV

SHARES OF STOCK

Section 4.01  Number and Class.  The total number o shares of authorized capital stock of the Corporation shall consist of a single class of twenty-five thousand (25,000) shares of common stock, no par value.

The common Stock may be issued from time to time without action by the stockholders.  The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

Section 4.02.  No Preemptive Rights.  Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine from time to time.

Section 4.03.  Non-Assessability of Shares.  The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE V

DIRECTORS

Section 5.01.  Governing Board.  The members of the Governing Board of the Corporation shall be styled as directors.

Section 5.02.  Initial Board of Directors.  The initial Board of Directors shall consist of one (1) member.  The name and address of the initial member of the Board of Directors is as follows:

NAME

ADDRESS

Cort W. Christie

P.O. Box 27740

Las Vegas, Nevada  89126

This individual shall serve as Director until the first annual meeting of the stockholders or until his successor(s) shall have been elected and qualified.

Section 5.03.  Change in Number of Directors.  The number of directors may be increased or decreased by a duly adopted amendment to the Bylaws of the corporation.

ARTICLE VI

INCORPORATOR

The name and address of the incorporator is Nevada Corporate Headquarters, Inc., P.O. Box 27740, Las Vegas, Nevada  89126.

ARTICLE VII

PERIOD OF DURATION

The corporation is to have a perpetual existence.

ARTICLE VIII

DIRECTORS’ AND OFFICERS’ LIABILITY

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions.  Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

ARTICLE IX

INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE X

AMENDMENTS

Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation of its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

ARTICLE XI

POWERS OF DIRECTORS

In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:

(1)

Subject to the Bylaws, if any, adopted by the stockholders, to make, alter or repeal the Bylaw of the corporation;

(2)

To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

(3)

To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

(4)

To set apart out of any of the funds of the corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;

(5)

By resolution, to designate one or more committees, each committee to consist of at least one director of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs f the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

(6)

To authorize the corporation by its officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation, except and to the extent that any such statute shall require action by the stockholders of the corporation with regard to the exercising of any such power of the doing of any such act or thing.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and thing as may be exercised or done by the corporation, except as otherwise provided herein and by law.

IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of SEPTEMBER, 1996, hereby declaring and certifying that the facts stated hereinabove are true.

_/s/ Cort W. Christie

________________

Cort W. Christie

(For Nevada Corporate Headquarters, Inc.)

Exhibit 3.2

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

Filed by:

D.W.C. INSTALLATIONS

We the undersigned

HAGIT BERNSTEIN, Secretary of D.W.C. INSTALLATIONS

Do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 4th day of February, 2000, adopted a resolution to amend the original articles as follows:

Article of Fourth is hereby amended to read as follows:

“FOURTH, The Aggregate number of shares which the corporation shall have the authority to issue is Seventy-Five Million (75,000,000) shares of common stock at $.001 par value, and Ten Million (10,000,000) shares of Preferred Stock at $.001 par value.

A.  Each share of Common Stock shall entitle the holder thereof to one vote on any matter submitted to a vote of or for consent of holders of Common Stock.  Subject to the provisions of applicable law and this Article Fourth, any dividends paid or distributed on or with respect to the Common Stock of the corporation shall be paid or distributed ratably to the holders of its Common Stock.  In the event of any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and any amounts to which the holders of any Serial Preferred Stock shall be entitled, as hereinafter provided, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the corporation.

B.  Subject to the terms and provisions of this Article Fourth, the Board of Directors is authorized to provide from time to time for the issuance of shares of Serial Preferred Stock in series and to fix and determine from time to time before issuance the designation and relative rights and preferences of the shares of each series of Serial Preferred Stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

(1)

The series designation and Authorized number of shares;

(2)

The dividend rate and the date or dates on which such dividends will be payable;

(3)

The amount or amounts to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the corporation;

(4)

The price or prices at which shares may be redeemed, if any, and any terms, conditions, limitations upon such redemptions;

(5)

The sinking fund provisions, if any, for redemption or purchase of shares; and

(6)

The terms and conditions, if any, on which shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of Serial Preferred Stock, of the corporation.

C.  The holders of the shares of Common Stock or Serial Preferred Stock shall not be entitled to cumulative voting on any matter.

D.  Upon the amendment of this Article Fourth to read as hereinabove set forth, each one (1) outstanding share of common stock is forward split, reconstituted and converted into one hundred (100) shares of common stock.  No fractional shares shall be issued.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,210; that the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class stock outstanding and entitled to vote thereon.

/s/ Hagit Bernstein

President or Vice President

HAGIT BERNSTEIN

/s/ Hagit Bernstein

Secretary or Assistant Secretary

HAGIT BERNSTEIN

Exhibit 3.3

DEAN HELLER

Secretary of State

101 North Carson Street, Suite 3

Carson City, Nevada 89701-4786

(775) 684-5708

Important:  Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

-

Remit in Duplicate –

1.

Name of corporation:

D.W.C. Installations

2.

The articles have been amended as follows (provide article numbers, if available):

Article I of the Articles of Incorporation of the Corporation is amended to read in its entirety as follows:

1.

The name of the Corporation is The Children’s Internet, Inc.

1.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  1,166,755 shares of common stock (50.1%), no preferred stock issued.

2.

Signatures (Required):

/s/ Sholeh Hamedani

/s/ Sholeh Hamedani

Sholeh Hamedani, President

Sholeh Hamedani, Secretary

Exhibit 3.4

CERTIFICATE OF DESIGNATION

of

SERIES A PREFERRED STOCK

of

THE CHILDREN’S INTERNET, INC.

The undersigned, Sholeh Hamedani, hereby certifies that:

She is the duly elected and active President and Secretary of The Children’s Internet, Inc., a Nevada corporation (the “Corporation”).

Pursuant to authority given by the Corporation’s Articles of Incorporation and in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions.

The Corporation’s Board of Directors hereby designate two (2) million shares of preferred stock as “Series A Preferred Stock” with the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof as described below:

1.

VOTING RIGHTS.  The holders of Series A Preferred Stock shall have voting rights providing for one (1) vote for each share of Series A Preferred Stock owned by such holder on all matters that are properly subject to the vote of all holders of common stock of the Corporation.

2.

LIQUIDATION RIGHTS.

(a)

Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common Stock, the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount (the “Liquidation Preference”) equal to the product of (i) the original amount paid by the holder thereof (the “Original Issue Price”) for each share of Series A Preferred Stock owned by such holder as of the effective date of such liquidation (the “Liquidation Date”), multiplied by (ii) the number of shares of Series A Preferred Stock owned of record by such holder as of the Liquidation Date (as adjusted for any combinations, splits, recapitalization and the like with respect to such shares in the manner set forth herein).

(b)

After the payment of the full Liquidation Preference as set forth in Section 2(a) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed among all holders of the Common Stock until such time as they have received, in the aggregate, an amount equal to the total amount of the Liquidation Preference distributed to the holders of the Series A Preferred Stock pursuant to Section 2(a) above, which amount shall be distributed to each holder of Common Stock on a pro rata basis in accordance with such Common Stock holder’s percentage of ownership of the total number of shares of Common Stock issued by the Corporation and outstanding as of the Liquidation Date.

(c)

Upon completion of the distributions described in Sections 2(a) and 2(b) above, to the extent that there remains any further, undistributed assets of the Corporation, each of the holders of Common Stock and the Series A Preferred Stock shall receive, on a pro rata basis in accordance with such Common and Series A Preferred Stock holder’s percentage of ownership of the total combined number of shares of Common Stock and Series A Preferred Stock outstanding as of the Liquidation Date, the remaining amount of undistributed assets of the Corporation available for distribution as of such Liquidation Date.

(d)

The following events shall be considered a “liquidation” under this Section:

(i)

Any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation sell or transfer to any other party or parties all or substantially all of the capital stock of the Corporation ( an “Acquisition”);

(ii)

A sale, lease or other disposition of all or substantially all of the assets of the Corporation (an “Asset Transfer”); or

(iii)

The occurrence of at least one of any of the events described in Sections 78.565 through 78.720 of the Nevada Revised Statutes.

(e)

If, upon any liquidation, distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the Liquidation Preference set forth in Section 2(a) after payment in full of all other outstanding debts, judgments or other obligations of the Corporation as of the Liquidation Date, then such assets shall be distributed among the holders of the Series A Preferred Stock at the time outstanding, on a pro rata basis in proportion to the full amounts to which they would otherwise be respectively entitled if the entire amount due and payable pursuant to Section 2(a) above were available for distribution at such time.

3.

CONVERSION RIGHTS.

The holders of the Series A Preferred Stock shall have the following rights with respect to the conversion of the Series A Preferred Stock into an equivalent number of shares of Common Stock (the “Conversion Rights”):

(a)

CONVERSION DATE.  Each share of Series A Preferred Stock shall automatically convert into one share of Common Stock within ten days after the earlier to occur of: (a) the certification by the Corporation that the closing bid price of the Corporation’s Common Stock has exceeded $4 per share for each day of a continuous 180 trading day period on any stock trading system or exchange, including, but not limited to, the Over-the-Counter Bulletin Board System (or its possible successor, the Bulletin Board Exchange), the Nasdaq stock exchange (whether Small Cap or National Market System), or the American Stock Exchange; (b) the date that such conversion is requested by the holder of Series A Preferred Stock as contemplated herein; or (c) the acquisition of all or substantially all of the assets or capital stock of the Corporation.  No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

(b)

CONVERSION RATE.  Each share of Series A Preferred Stock is convertible, without further consideration from the Holder thereof, into one (1) share of Common Stock.

(c)

MECHANICS OF CONVERSION.  Such conversion shall be effectuated by surrendering to the Corporation, or its attorney, the Series A Preferred Stock to be converted, together with a written document, signed by the holder of Series A Preferred Stock, requesting that such conversion be effected.

(d)

COMMON STOCK TO BE ISSUED.  Upon the conversion of any Series A Preferred Stock and upon receipt by the Corporation or its attorney of a facsimile or original of the holder’s signed request for conversion, the Corporation shall issue the applicable stock certificate with restrictive legends as required by applicable law, in the name of the purchaser (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable.

(e)

RESERVATION OF STOCK ISSUABLE UPON CONVERSION.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of he shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time by sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(f)

FRACTIONAL SHARES.  No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock.  All shares of Common Stock (including a fraction thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, round the fraction up or down, as the case may be, to the nearest whole share.

(g)

NOTICES.  Any notice required by the provisions of this Section 3 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; or, if not, then on the next successive business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation as of the date of such notice.

(h)

PAYMENT OF TAXES.  The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

(i)

OTHER RIGHTS.  Except to the extent specifically set forth herein, the holders of the Series A Preferred Stock shall be entitled to all of the rights and benefits enjoyed by the holders of the Corporation’s Common Stock under its Articles of Incorporation and Bylaws, as the same may be amended from time to time, and under applicable law.

4.

ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS.  If the Corporation shall at any time or from time to time after the date that the first share of Series A Preferred Stock is issued (the “Original Issue Date”) effect a subdivision of the outstanding shares of Common Stock without providing for a corresponding subdivision of the number of shares of Series A Preferred Stock outstanding as of such date, then, the stock price in effect immediately before that subdivision shall be proportionately decreased.  Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without providing for a corresponding combination of the outstanding Series A Preferred Stock, then the stock price in effect immediately before the combination shall be proportionately increased.  Any adjustment under this Section 4 shall become effective at the close of business on the date the applicable subdivision or combination becomes effective.

5.

ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION.  If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise, then, in any such event, each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

6.

NOTICES OF RECORD DATE.  Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or (ii) any acquisition or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any asset transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the record date specified therein a notice specifying: (A) the date on which any such record is to be taken for the purpose of such distribution and a description of such distribution; (B) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up is expected to become effective; and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up.

7.

ORIGINAL ISSUE PRICE.  The original issue price is $2,000,000 (the “Original Issue Price”).

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 5th day of February, 2003.

THE CHILDREN’S INTERNET, INC.

/s/ Sholeh Hamedani

By: Sholeh Hamedani

Its: President and Secretary

Exhibit 3.5

AMENDED AND RESTATED

BYLAWS

OF

THE CHILDREN’S INTERNET, INC.,

a Nevada corporation

TABLE OF CONTENTS

Page

SECTION 1.

PRINCIPAL OFFICE

SECTION 2.

OTHER OFFICES

ARTICLE II

DIRECTORS - MANAGEMENT

SECTION 1.

POWERS, STANDARD OF CARE

1.1

Powers

1.2

Standard of Care; Liability

SECTION 2.

NUMBER AND QUALIFICATION OF DIRECTORS

SECTION 3.

ELECTION AND TERM OF OFFICE OF DIRECTORS

SECTION 4.

VACANCIES

SECTION 5.

REMOVAL OF DIRECTORS

SECTION 6.

PLACE OF MEETINGS

SECTION 7.

ANNUAL MEETINGS

SECTION 8.

OTHER REGULAR MEETINGS

SECTION 9.

SPECIAL MEETINGS/NOTICES

SECTION 10.

WAIVER OF NOTICE

SECTION 11.

QUORUMS

SECTION 12.

ADJOURNMENT

SECTION 13.

NOTICE OF ADJOURNMENT

SECTION 14.

SOLE DIRECTOR PROVIDED BY ARTICLES OR BYLAWS

SECTION 15.

DIRECTORS ACTION BY UNANIMOUS WRITTEN CONSENT

SECTION 16.

COMPENSATION OF DIRECTORS

SECTION 17.

COMMITTEES

SECTION 18.

MEETINGS AND ACTION OF COMMITTEES

SECTION 19.

ADVISORS

ARTICLE III

OFFICERS

SECTION 1.

OFFICERS

SECTION 2.

ELECTION OF OFFICERS

SECTION 3.

SUBORDINATE OFFICERS, ETC

SECTION 4.

REMOVAL AND RESIGNATION OF OFFICERS

SECTION 5.

VACANCIES

SECTION 6.

CHAIRMAN OF THE BOARD

SECTION 7.

PRESIDENT

SECTION 8.

VICE PRESIDENT

SECTION 9.

SECRETARY

SECTION 10.

TREASURER

ARTICLE IV

SHAREHOLDERS' MEETINGS

SECTION 1.

PLACE OF MEETINGS

SECTION 2.

ANNUAL MEETING

SECTION 3.

SPECIAL MEETINGS

SECTION 4.

NOTICE OF MEETINGS - REPORTS

SECTION 5.

QUORUM

SECTION 6.

ADJOURNED MEETING AND NOTICE THEREOF

SECTION 7.

WAIVER OR CONSENT BY ABSENT SHAREHOLDERS

SECTION 8.

MAINTENANCE AND INSPECTION OF BYLAWS

SECTION 9.

ANNUAL REPORT TO SHAREHOLDERS

SECTION 10.

FINANCIAL STATEMENTS

SECTION 11.

ANNUAL STATEMENT OF GENERAL INFORMATION

ARTICLE V

AMENDMENTS TO BYLAWS

SECTION 1.

AMENDMENT BY SHAREHOLDERS

SECTION 2.

AMENDMENT BY DIRECTORS

SECTION 3.

RECORD OF AMENDMENTS

ARTICLE VI

SHARES OF STOCK

SECTION 1.

CERTIFICATE OF STOCK

SECTION 2.

LOST OR DESTROYED CERTIFICATES

SECTION 3.

TRANSFER OF SHARES

SECTION 4.

RECORD DATE

ARTICLE VII

DIVIDENDS

ARTICLE VIII

FISCAL YEAR

ARTICLE IX

CORPORATE SEAL

ARTICLE X

INDEMNITY

ARTICLE XI

MISCELLANEOUS

SECTION 1.SHAREHOLDERS' AGREEMENTS

SECTION 2.EFFECT OF SHAREHOLDERS' AGREEMENTS

SECTION 3.SUBSIDIARY CORPORATIONS

AMENDED AND RESTATED

BYLAWS

OF

THE CHILDREN’S INTERNET, INC.,

a Nevada corporation

ARTICLE I

OFFICES

Section .

Principal Office.  The principal office for the transaction of business of the Corporation is hereby fixed and located at 2401 Crow Canyon Rd., Suite 201, San Ramon, CA  94583.  The location may be changed by approval of a majority of the authorized directors, and additional offices may be established and maintained at such other place or places, either within or outside of Nevada, as the Board of Directors may from time to time designate.

Section .

Other Offices.  Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

ARTICLE II

DIRECTORS - MANAGEMENT

Section .

Powers, Standard of Care.

.

Powers:  Subject to the provisions of the Nevada  Revised Statutes (hereinafter the "Code"), and subject to any limitations in the Articles of Incorporation of the Corporation relating to action required to be approved by the Shareholders, as that term is defined in the Code, or by the outstanding shares, as that term is defined in the Code, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.  The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other persons, provided that the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the Board.

.

Standard of Care; Liability:

..

Each Director shall exercise such powers and otherwise perform such duties, in good faith, in the matters such Director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

..

In performing the duties of a Director, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in which case prepared or presented by:

()

One or more officers or employees of the Corporation whom the Director believes to be reliable and competent in the matters presented,

()

Counsel, independent accountants or other persons as to which the Director believes to be within such person's professional or expert competence, or

()

A Committee of the Board upon which the Director does not serve, as to matters within its designated authority, which committee the Director believes to merit confidence, so long as in any such case the Director acts in good faith, after reasonable inquiry when the need therefore is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

Section .

Number and Qualification of Directors.  The authorized number of Directors of the Corporation shall be not less than one (1) nor more than five (5) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Section 2 of Article II of these Bylaws or, without amendment of these Bylaws, the number of directors may be fixed or changed by resolution adopted by the vote of the majority of directors in office or by the vote of holders of shares representing a majority of the voting power at any annual meeting, or any special meeting called for such purpose; but no reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term.

Section .

Election and Term of Office of Directors.

.

Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting.  If any such annual meeting of Shareholders is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of Shareholders held for that purpose.  Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

.

Except as may otherwise be provided herein, or in the Articles of Incorporation by way of cumulative voting rights, the members of the Board of Directors of this Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares of stock present in person or by proxy, entitled to vote in the election.

Section .

Vacancies.

.

A vacancy or vacancies on the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at the meeting.

.

Vacancies on the Board of Directors, except for a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director.  Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.  A vacancy in the Board of Directors created by the removal of a Director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.

.

The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

.

Any Director may resign, effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective.  When one or more directors give notice of his or her or their resignation from the Board of Directors, effective at a future date, the Board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each Director so appointed to hold office during the remainder of the term of office of the resigning Director(s).”

.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

Section .

Removal of Directors.

.

The entire Board of Directors, or any individual Director, may be removed from office as provided by Section 78.335 of the Code at any special meeting of stockholders called for such purpose by vote of the holders of two-thirds of the voting power entitling them to elect directors in place of those to be removed, subject to the provisions of Section 5.2

.

No Director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of Directors authorized at the time of the Directors most recent election were then being elected; and when by the provisions of the Articles of Incorporation the holders of the shares of any class or series voting as a class or series are entitled to elect one or more Directors, any Director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Section .

Place of Meetings.  Regular meetings of the Board of Directors shall be held at any place within or outside the state that has been designated from time to time by resolution of the Board.  In the absence of such resolution, regular meetings shall be held at the principal executive office of the Corporation.  Special meetings of the Board shall be held at any place within or outside the state that has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation.  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in such meeting can hear one another, and all such Directors shall be deemed to have been present in person at such meeting.

Section .

Annual Meetings.  Immediately following each annual meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business.  Notice of this meeting shall not be required.  Minutes of any meeting of the Board, or any committee thereof, shall be maintained as required by the Code by the Secretary or other officer designated for that purpose.

Section .

Other Regular Meetings.

.

Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors.  Such regular meetings may be held without notice, provided the time and place of such meetings has been fixed by the Board of Directors, and further provided the notice of any change in the time of such meeting shall be given to all the Directors.  Notice of a change in the determination of the time shall be given to each Director in the same manner as notice for such special meetings of the Board of Directors.

.

If said day falls upon a holiday, such meetings shall be held on the next succeeding day thereafter.

Section .

Special Meetings/Notices.

.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two Directors.

.

Notice of the time and place for special meetings shall be delivered personally or by telephone to each Director or sent by first class mail or telegram, charges prepaid, addressed to each Director at his or her address as it is shown in the records of the Corporation.  In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of holding the meeting.  In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or be telephone or to the telegram company at least 48 hours prior to the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate same to the Director.  The notice need not specify the purpose of the meeting, nor the place, if the meeting is to be held at the principal executive office of the Corporation.

Section .

Waiver of Notice.

.

The transactions of any meeting of the Board of Directors, however called, noticed, or wherever held, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof.  Waivers of notice or consent need not specify the purposes of the meeting.  All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting.

.

Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

Section .

Quorums.  Presence of a majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article II.  Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.  Participation in a meeting as permitted by the preceding sentence constitutes presence in person at such meeting.  Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum was present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or the Articles of Incorporation.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section .

Adjournment.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section .

Notice of Adjournment.  Notice of the time and place of the holding of an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

Section .

Sole Director Provided by Articles or Bylaws.  In the event only one Director is required by the Bylaws or the Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Board of Directors shall be deemed or referred as such notice, waiver, etc., by the sole Director, who shall have all rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described, as given to the Board of Directors.

Section .

Directors Action by Unanimous Written Consent.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board of Directors.  Such consent shall be filed with the regular minutes of the Board of Directors.

Section .

Compensation of Directors.  Directors, and members as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and/or  expenses, if any, may be allowed for their attendance at each regular and special meeting of the Board of Directors or for their services contributed to the Board of Directors; provided, however, that nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, employee or otherwise receiving compensation for such services.

Section .

Committees.  Committees of the Board of Directors may be appointed by resolution passed by a majority of the whole Board.  Committees shall be composed of two or more members of the Board of Directors.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  Committees shall have such powers as those held by the Board of Directors as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by the Code.

Section .

Meetings and Action of Committees.  Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article II, Sections 6, 8, 9, 10, 11, 12, 13 and 15, with such changes in the context of those Sections as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of the regular meetings of the committees may be determined by resolution of the Board of Directors as well as the committee, and special meetings of committees may also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section .

Advisors.  The Board of Directors from time to time may request and/or hire for a fee one or more persons to be Advisors to the Board of Directors, but such persons shall not by such appointment be members of the Board of Directors.  Advisors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation, and to furnish consultation to the Board of Directors.  The period during which the title shall be held may be prescribed by the Board of Directors.  If no period is prescribed, the title shall be held at the pleasure of the Board of Directors.

ARTICLE III

OFFICERS

Section .

Officers.  The principal officers of the Corporation shall be a President, a Chief Operations Officer, a Secretary, and a Treasurer who may also be called Chief Financial Officer.  The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III.  Any number of offices may be held by the same person.

Section .

Election of Officers.  The principal officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.  Each officer shall hold office until his successor shall be duly elected and qualified, or until his death, resignation, or removal in the manner hereinafter provided.

Section .

Subordinate Officers, Etc.  The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section .

Removal and Resignation of Officers.

.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by a majority of the Directors at that time in office, at any regular or special meeting of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

.

Any officer may resign at any time by giving written notice to the Board of Directors.  Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section .

Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

Section .

Chairman of the Board.

.

The Chairman of the Board, if such an officer be elected, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may, from time to time, be assigned by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article III.

Section .

President.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there is such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  The President shall preside at all meetings of the Shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.  The President shall have the general powers and duties of management usually vested in the office of President of a corporation, shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section .

Vice President.  In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the Bylaws, the President, or the Chairman of the Board.

Section .

Secretary.

.

The Secretary shall keep, or cause to be kept, a book of minutes of all meetings of the Board of Directors and Shareholders at the principal office of the Corporation or such other place as the Board of Directors may order.  The minutes shall include the time and place of holding the meeting, whether regular or special, and if a special meeting, how authorized, the notice thereof given, and the names of those present at Directors' and committee meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

.

The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at the office of the Corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes or shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

.

The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given.  The Secretary shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section .

Treasurer.

.

The Treasurer shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares issued.  The books of account shall, at all reasonable times, be open to inspection by any Director.

.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of the transactions of the Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE IV

SHAREHOLDERS' MEETINGS

Section .

Place of Meetings.  Meetings of the Shareholders shall be held at any place within or outside the state of Nevada designated by the Board of Directors.  In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Corporation.

Section .

Annual Meeting.

.

The annual meeting of the Shareholders shall be held, each year, as follows:

Time of Meeting:

10:00 A.M.

Date of Meeting:

May 1

.

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same time.  At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may be properly brought before the meeting.

.

If the above date is inconvenient, the annual meeting of Shareholders shall be held each year on a date and at a time designated by the Board of Directors within a reasonable date of the above date upon proper notice to all Shareholders.

Section .

Special Meetings.

.

Special meetings of the Shareholders for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by one or more Shareholders holding shares in the aggregate entitled to cast not less than 50% of the votes at any such meeting.

.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation.  The officer receiving such request shall forthwith cause notice to be given to the Shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request.  If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice in the manner provided in these Bylaws or upon application to the Superior Court.  Nothing contained in this paragraph of this Section shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Board of Directors may be held.

Section .

Notice of Meetings - Reports.

.

Notice of any Shareholders meetings, annual or special, shall be given in writing not less than 10 days nor more than 60 days before the date of the meeting to Shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of said Secretary or Assistant Secretary's neglect or refusal, by any Director or Stockholder.

.

Such notices or any reports shall be given personally or by mail or other means of written communication as provided in the Code and shall be sent to the Stockholder's address appearing on the books of the Corporation, or supplied by the Stockholder to the Corporation for the purpose of notice, and in the absence thereof, as provided in the Code by posting notice at a place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.

.

Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (i) in case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board of Directors, at the date of mailing of notice, intends to present for action by the Shareholders.  At any meetings where Directors are elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented for election.

.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication.  The officer giving such notice or report shall prepare and file in the minute book of the Corporation an affidavit or declaration thereof.

.

If action is proposed to be taken at any meeting for approval of (i) contracts or transactions in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) an amendment to the Articles of Incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the Corporation, pursuant to Section 1201 of the Code, (iv) dissolution of the Corporation, pursuant to the Code, or (v) a distribution to preferred Shareholders, pursuant to the Code, the notice shall also state the general nature of such proposal.

Section .

Quorum.

.

The holders of a majority of the shares entitled to vote at a Shareholders' meeting, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by the Code or by these Bylaws.

.

The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares required to constitute a quorum.

Section .

Adjourned Meeting and Notice Thereof.

.

Any Shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

.

When any meeting of Shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date.  Notice of any adjourned meeting shall be given to each Stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 4 of this Article.  At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section .

Waiver or Consent by Absent Shareholders.

.

The transactions of any meeting of Shareholders, either annual or special, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof.

.

The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section E of Section 4 of this Article, the waiver of notice or consent shall state the general nature of such proposal.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice.  A Shareholder or Shareholders of the Corporation holding at least 5% in the aggregate of the outstanding voting shares of the Corporation may (i) inspect, and copy the records of Shareholders' names and addresses and shareholdings during usual business hours upon five days prior written demand upon the Corporation, and/or (ii) obtain from the transfer agent by paying such transfer agent's usual charges for such a list, a list of the Shareholders' names and addresses who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the Shareholders subsequent to the day of demand.  Such list shall be made available by the transfer agent on or before the later of five days after the demand is received or the date specified therein as the date as of which the list is to be compiled.  The record of Shareholders shall also be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder's interest as a Shareholder or as a holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of such Shareholder or holder of a voting trust certificate making such demand.

Section .

Maintenance and Inspection of Bylaws.  The Corporation shall keep at its principal executive office, or if not in this state, at its principal business office in this state, the original or a copy of the Bylaws amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours.  If the principal executive office of the Corporation is outside the state and the Corporation has no principal business office in this state, the Secretary shall, upon written request of any Shareholder, furnish to such Shareholder a copy of the Bylaws as amended to date.

Section .

Annual Report to Shareholders.

.

Provided the Corporation has 100 Shareholders or less, the Annual Report to Shareholders referred to in Section 1501 of the General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other period reports to Shareholders of the Corporation as they deem appropriate.

.

Should the Corporation have 100 or more Shareholders, an Annual Report to Shareholders must be furnished not later than 120 days after the end of each fiscal period.  The Annual Report to Shareholders shall be sent at least 15 days before the annual meeting of the Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of Article V of these Bylaws for giving notice to Shareholders of the Corporation.  The Annual Report to Shareholders shall contain a Balance Sheet as of the end of the fiscal year and an Income Statement and Statement of Changes in Financial Position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

Section .

Financial Statements.

.

A copy of any annual financial statement and any Income Statement of the Corporation for each quarterly period of each fiscal year, and any accompanying Balance Sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file at the principal executive office of the Corporation for 12 months from the date of its execution, and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of such statement or a copy shall be made for any such Shareholder.

.

If a Shareholder or Shareholders holding at least 5% of the outstanding shares of any class of stock of the Corporation make a written request to the Corporation for an Income Statement of the Corporation for the three month, six month or nine month period of the then current fiscal year ended more than 30 days prior to the date of the request, and a Balance Sheet of the Corporation at the end of such period, the Chief Financial Officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within 30 days after the receipt of such request.  If the Corporation has not sent to the Shareholders its Annual Report for the last fiscal year, this report shall likewise be delivered or mailed to such Shareholder or Shareholders within 30 days after such request.

.

The Corporation also shall, upon the written request of any Shareholder, mail to the Shareholder a copy of the last annual, semi-annual or quarterly Income Statement which it has prepared and a Balance Sheet as of the end of such period.  This quarterly Income Statement and Balance Sheet referred to in this Section shall be accompanied by the report thereon, if any, of any  independent accountants engaged by the Corporation or the certificate of authorized officer of the Corporation such that financial statements were prepared without audit from the books and records of the Corporation.

Section .

Annual Statement of General Information.  The Corporation shall, in a timely manner, in each year, file with the Secretary of State of Nevada, on the prescribed form, the statement setting forth the authorized number of Directors, the names and complete business or residence addresses of all incumbent Directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of the service of process, all in compliance with the Code.

ARTICLE V

AMENDMENTS TO BYLAWS

Section .

Amendment by Shareholders.  All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of stock entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section .

Amendment by Directors.  The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation, provided, however, that the shareholders entitled to vote with respect thereto as in this Article V above-provided may alter, amend or repeal Bylaws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors or to change any provisions of the Bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders.  If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the Bylaws so adopted, amended or repealed, together with a concise statement of the changes made.

Section .

Record of Amendments.  Whenever an amendment or new Bylaw is adopted, it shall be copied in the corporate book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the corporate book of Bylaws.

ARTICLE VI

SHARES OF STOCK

Section .

Certificate of Stock.

.

The certificates representing shares of the Corporation's stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued.  The certificates shall bear the following:  the Corporate Seal, the holder's name, the number of shares of stock and the signatures of:  (1) the Chairman of the Board, the President or a Vice President and (2) the Secretary, Treasurer, any Assistant Secretary or Assistant Treasurer.

.

No certificate representing shares of stock shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

.

To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share of stock which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or its may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

Section .

Lost or Destroyed Certificates.

The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed.  On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate.  A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of directors, it is proper to do so.

Section .

Transfer of Shares.

.

Transfer of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of taxes as the Corporation or its agents may require.

.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and , accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section .

Record Date.  In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, nor less than ten (10) days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends or allotment of any rights, or for the purpose of any other action.  If no record date is fixed, the record date for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if no notice is given, the day preceding the day on which the meeting is held.  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted.  When a determination of shareholders of record entitled to notice of, or to vote at, any meeting of shareholders has been made, as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VII

DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amount, and at such time or times as the Board of Directors may determine.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be December 31, and may be changed by the Board of Directors from time to time subject to applicable law.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word "Nevada" to indicate the Corporation was incorporated pursuant to the laws of the State of Nevada.

ARTICLE X

INDEMNITY

Section .

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of  Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  The Board of Directors may, in its discretion, cause the expense of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  No such person shall be indemnified against, or be reimbursed for, any expense or payments incurred in connection with any claim or liability established to have arisen out of his own willful misconduct or gross negligence.  Any right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, which such directors, officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law or otherwise, as well as their rights under this Article.

Section .

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Section .

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to the full extent permitted by the Code.

ARTICLE XI

MISCELLANEOUS

Section .

Shareholders' Agreements.  Notwithstanding anything contained in this Article X to the contrary, in the event the Corporation elects to become a close corporation, an agreement between two or more Shareholders thereof, if in writing and signed by the parties thereto, may provide that in exercising any voting rights, the shares held by them shall be voted as provided therein, and may otherwise modify the provisions contained in Article Iv, herein as to shareholders’ meetings and actions.

Section .

Effect of Shareholders' Agreements.  Any Shareholders' Agreement authorized by the Code, shall only be effective to modify the terms of these Bylaws if the Corporation elects to become a close corporation with the appropriate filing of an amendment to its Articles of Incorporation as required by the Code and shall terminate when the Corporation ceases to be a close corporation.  Such an agreement cannot waive or alter the Sections of the Code.  Any other provisions of the Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

Section .

Subsidiary Corporations.  Shares of the Corporation owned by a subsidiary shall not be entitled to vote on any matter.  For the purpose of this Section, a subsidiary of the Corporation as defined the Code is defined as another corporation of which shares thereof possessing more than 25% of the voting power are owned directly or indirectly through one or more other corporations of which the Corporation owns, directly or indirectly, more than 50% of the voting power.

Exhibit 10.1

PLAN OF REORGANIZATION AND ACQUISITION

BY WHICH

THE CHILDREN’S INTERNET, INC.

(A CALIFORNIA CORPORATION)

SHALL ACQUIRE A MAJORITY INTEREST OF

DWC INSTALLATIONS, INC.

(A NEVADA CORPORATION)

This PLAN OF REORGANIZATION AND ACQUISITION (“Agreement”) is made and dated this 3rd day of July, 2002 (the “Effective Date”) by and between the above referenced corporations, and shall become effective on "the Closing Date" as defined herein.

I.  THE INTERESTED PARTIES

A.  THE PARTIES TO THIS AGREEMENT

1.

The Children’s Internet, Inc., a California corporation ("The Children’s Internet").

1.

DWC Installations, Inc., a Nevada corporation ("DWC").

2.

The Children’s Internet and DWC may be referred to collectively herein as the “Parties.”

II.  RECITALS

A.  THE CAPITAL OF THE CHILDREN’S INTERNET AND DWC

1.

The capital of The Children’s Internet consists of 10,000 shares of common stock, no par value, authorized, of which 5,000 are issued and outstanding as of the date of this Agreement.

2.

The capital of DWC consists of 75,000,000 shares of common stock, $0.001 par value, authorized, of which 1,121,000 shares are issued and outstanding as of the date of this Agreement, and 10,000,000 shares of preferred stock, $0.001 par value of which no shares are issued and outstanding as of the date of this Agreement

B.  THE BACKGROUND FOR THE ACQUISITION

The Children’s Internet desires to acquire 1,166,755 newly issued shares of DWC common stock (the “Shares”) and the DWC wishes to sell the Shares to The Children’s Internet.

III.  CONDITIONS PRECEDENT TO REORGANIZATION

A.  DIRECTOR APPROVAL

The Boards of Directors of the Parties respectively shall have determined that it is advisable and in the best interests of each of them and both of them to proceed with the acquisition by The Children’s Internet of the Shares.

B.  EFFECTIVE DATE

This Plan of Reorganization and Acquisition shall become effective on a date designated hereinafter as the "Closing Date"; provided that the following conditions precedent shall have been met, or waived in writing by the Parties:

1.

DWC shall have furnished to The Children’s Internet all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction.  If The Children’s Internet determines that there is a reason not to complete this Plan of Reorganization and Acquisition as a result of their due diligence examination, then it must give written notice to DWC prior to the expiration of the due diligence examination period.  The Due Diligence period, for purposes of this paragraph, shall expire when this Agreement is executed by all Parties.

2.

All of the terms, covenants and conditions of this Plan of Reorganization and Acquisition to be complied with or performed by each Party for Closing shall have been complied with, performed or waived in writing.

3.

The representations and warranties of the Parties, contained in this Plan of Reorganization and Acquisition, as herein contemplated, except as amended, altered or waived by the Parties in writing, shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties are made at and as of such time; and each Party shall provide the other with a corporate certificate, of a director of each Party, dated the Closing Date, to the effect, that all conditions precedent have been met, and that all representations and warranties of such Party are true and correct as of that date.  The form and substance of each Party's certification shall be in form reasonably satisfactory to the other.

C.  TERMINATION

This Plan of Reorganization and Acquisition may be terminated at any time prior to the Closing Date, whether before or after approval by the directors of the Parties:  (i) by mutual consent of the Parties; or (ii) by any Party if any other Party is unable to meet the specific conditions precedent applicable to its performance within a reasonable time.  In the event that termination of this Plan of Reorganization and Acquisition occurs, as provided above, this Plan of Reorganization and Acquisition shall forthwith become void and there shall be no liability on the part of any Party or its respective officers and directors.

IV.  PLAN OF ACQUISITION

A.  REORGANIZATION AND ACQUISITION

The Children’s Internet and DWC are hereby reorganized, such that DWC shall issue 1,166,755 shares of its common stock to The Children’s Internet and DWC shall become a majority-owned subsidiary of The Children’s Internet.

B.  SURVIVING CORPORATION

Both The Children’s Internet and DWC shall survive the Reorganization herein contemplated and shall continue to be governed by the laws of their respective jurisdiction.  The resulting parent corporation is the entity responsible for the rights of dissenting shareholders, if any.

#

C.  SURVIVING ARTICLES OF INCORPORATION

The Articles of Incorporation of both The Children’s Internet and DWC shall remain in full force and effect, unchanged.

D.  SURVIVING BYLAWS

The Bylaws of both The Children’s Internet and DWC shall remain in full force and effect, unchanged.

E.  CONSIDERATION

As consideration for the 1,166,755 Shares, The Children’s Internet will pay $150,000 to DWC as follows:  As DWC is already in receipt of a $50,000 deposit paid by The Children’s Internet, The Children’s Internet shall pay the remaining $100,000 to DWC in readily available funds at the Closing.

Also at the Closing, DWC shall issue and deliver a stock certificate to The Children’s Internet for the 1,166,755 Shares.

F.  OTHER CONDITIONS OF ACQUISITIONS

1.

DWC shall own all of the assets it currently owns except as may be sold or transferred in the ordinary course of business;

G.  FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING

The Directors of each Party shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and all Parties covenant hereby to deal fairly and in good faith with each other and each others shareholders.

V.  GENERAL MUTUAL REPRESENTATIONS AND WARRANTIES

The purpose and general import of the Mutual Representations and Warranties are that each Party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is accurate, true and correct.

A.  ORGANIZATION AND QUALIFICATION

Each Party warrants and represents that it is duly organized and in good standing, and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

B.  CORPORATE AUTHORITY

Each Party warrants and represents that it has corporate authority, under the laws of its jurisdiction and its constituent documents, to do each and every element of performance to which it has agreed, and which is reasonably necessary, appropriate and lawful, to carry out this Agreement in good faith.

#

C.  OWNERSHIP OF ASSETS AND PROPERTY

DWC warrants and represents that it has lawful title and ownership of its property as reported to The Children’s Internet, and as disclosed in its financial statements.

D.  ABSENCE OF CERTAIN CHANGES OR EVENTS

DWC warrants and represents that there are no material changes of circumstances or events which have not been fully disclosed to The Children’s Internet, and which, if different than previously disclosed in writing, have been disclosed in writing as currently as is reasonably practicable.

E.  ABSENCE OF UNDISCLOSED LIABILITIES

Each Party warrants and represents specifically that it has, and has no reason to anticipate having, any material liabilities which have not been disclosed to the other, in the financial statements or otherwise in writing.

F.  LEGAL PROCEEDINGS

Each Party warrants and represents that there are no legal proceedings, administrative or regulatory proceeding, pending or suspected, which have not been fully disclosed in writing to the other.

G.  NO BREACH OF OTHER AGREEMENTS

Each Party warrants and represents that this Agreement, and the faithful performance of this Agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other.

H.  CAPITAL STOCK

Each Party warrants and represents that the issued and outstanding shares and all shares of capital stock of each Party, is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such Party, except as has been disclosed to the other Party.

I.  BROKERS' OR FINDER'S FEES

Other than as described herein, each Party warrants and represents that it is aware of no claims for brokers' fees, or finders' fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of either Party.

VI.  INDEMNIFICATION

DWC shall, and from and after the Closing Date, indemnify, defend and hold harmless The Children’s Internet and each person who becomes an officer or director of DWC subsequent to the Closing (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of any matter existing or occurring at or prior to the Closing Date (“Indemnified Liabilities”), in each case, to the full extent a corporation is permitted under Nevada Revised Statutes to indemnify directors or officers.

Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Closing Date), (i) the Indemnified Parties may retain counsel satisfactory to them and DWC shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received; and (ii) DWC shall use all reasonable efforts to assist in the vigorous defense of any such matter, provided that  DWC shall not be liable for any settlement effected without its prior written consent.  Any Indemnified Party wishing to claim indemnification under this section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify DWC (but the failure so to notify shall not relieve a party from any liability which it may have under this section except to the extent such failure prejudices such party), and shall deliver to DWC the undertaking contemplated by the applicable sections of the Nevada Revised Statutes.  The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Parties agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Closing Date shall continue in full force and effect for a period of not less than seven years from the Closing Date; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

The provisions of this section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding upon all successors and assigns of DWC.

VII.  DEFAULT, AMENDMENT AND WAIVER

A.  DEFAULT

Upon a breach or default under this Agreement by any of the Parties (following the cure period provided herein), the non-defaulting party shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  Notwithstanding the foregoing, in the event of a breach or default by any Party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting Party, such defaulting Party shall have the right to cure such default within 15 days after receipt of notice in writing of such breach or default.

B.  WAIVER AND AMENDMENT

Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof.  The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.  No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty.  No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

VIII.  MISCELLANEOUS

A.  EXPENSES

Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer, and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees, and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees, and expenses of the Parties hereto shall be paid prior to Closing.

B.  NOTICES

Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

TO THE CHILDREN’S INTERNET:

The Children’s Internet, Inc.

Attn:  Sholeh Hamedani, President

2401 Crow Canyon Rd., Suite 201,

San Ramon CA  94583

TO DWC:

DWC Corporation

Attn: Alan Schram, President

15303 Ventura Blvd., Suite 1510

Sherman Oaks, CA  91403

WITH COPY TO:

Oswald & Yap

Attn: Lynne Bolduc, Esq.

16148 Sand Canyon Avenue

Irvine, CA  92618

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

C.  ENTIRE AGREEMENT

This Agreement, together with any schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the schedules or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

D.  SURVIVIAL OF REPRESENTATIONS

All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder.  All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a party may have in respect hereto.  Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

E.  INCORPORATION BY REFERENCE

The schedules, exhibits, and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

F.  REMEDIES CUMULATIVE

No remedy herein conferred upon the Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

G.  EXECUTION OF ADDITIONAL DOCUMENTS

Each Party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

H.  GOVERNING LAW

This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

I.  FORUM

Each of the Parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

J.  PROFESSIONAL FEES

In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, accountants’ fees, and experts’ fees.

K.  BINDING EFFECT AND ASSIGNMENT

This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

L.  COUNTERPARTS; FACSIMILE SIGNATURES

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

#

This PLAN OF REORGANIZATION AND ACQUISITION is executed on behalf of each Party by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

THE CHILDREN’S INTERNET, INC.,

a California corporation

/s/ Sholeh Hamedani

BY: Sholeh Hamedani

ITS: President

DWC INSTALLATIONS, INC.

a Nevada corporation

/s/ Alan Schram

BY: Alan Schram

ITS: President

#

Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and entered into as of June 28, 2002, by and between The Children’s Internet, Inc., a California corporation (hereinafter referred to as the "Company") and Alan Schram, an individual (hereinafter referred to as the "Consultant") (collectively, the “Parties”).

RECITALS

WHEREAS, Consultant has certain management consulting experience pertaining to corporate structure, marketing, strategic alliances, and other matters relating to the management and growth of companies; and

WHEREAS, the Company wishes to engage the services of the Consultant to assist the Company in managing its business operations and growth.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

.

CONSULTING SERVICES

Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by the Consultant hereunder (the "Consulting Services").  Consultant hereby agrees to utilize its best efforts in performing the Consulting Services, however, Consultant makes no warranties, representations, or guarantees regarding any corporate strategies attempted by the Company or the eventual effectiveness of the Consulting Services.

.

TERM OF AGREEMENT

This Agreement shall be in full force and effect commencing upon the date hereof.  This Agreement has a term of four months beginning on the date hereof.  Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party.  Consultant shall have the right to terminate this Agreement if Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for fees as set forth in this Agreement, and such failure continues unremedied for a period of 30 days after written notice to the Company by Consultant.

.

TIME DEVOTED BY CONSULTANT

It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder.  The Company understands that this amount of time may vary and that the Consultant may perform Consulting Services for other companies.

.

PLACE WHERE SERVICES WILL BE PERFORMED

The Consultant will perform most services in accordance with this Agreement at Consultant's offices.  In addition, the Consultant will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

.

COMPENSATION TO CONSULTANT

The Consultant's compensation for the Consulting Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.

.

INDEPENDENT CONTRACTOR

Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement.  Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company.

.

CONFIDENTIAL INFORMATION

The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing Parties prior written consent.  It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

8.

INDEMNIFICATION

The Company hereby agrees to indemnify and hold Consultant harmless from any and all liabilities incurred by Consultant insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any documents provided by the Company, (ii) any actions by the Company in violation of any applicable federal or state laws or regulations, or (iii) a breach of this Agreement by the Company.  Furthermore, the Company agrees to reimburse Consultant for any legal or other expenses incurred by Consultant in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith.  The indemnity obligations of the Company under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of Consultant.

Consultant hereby agrees to indemnify and hold the Company harmless from any and all liabilities incurred by the Company insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any documents provided by the Consultant, (ii) any actions by Consultant, its officers, employees, agents, or control persons, direct or indirect, in violation of any applicable federal or state laws or regulations, or (ii) any breach of this Agreement by Consultant.  The indemnity obligations of the Consultant under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of Company.

The indemnity obligations of the Parties under this paragraph 8 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the Consultant, and any other such persons or entities mentioned hereinabove.

9.

COVENANTS OF CONSULTANT

Consultant covenants and agrees with the Company that, in performing Consulting Services under this Agreement, Consultant will:

(a)

Comply with all federal and state securities and corporate laws;

(b)

Not make any representations other than those authorized by the Company; and

(c)

Not publish, circulate or otherwise use any solicitation materials, investor mailings, or updates other than materials provided by or otherwise approved by the Company.

10.

MISCELLANEOUS

(A)

Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or rescission shall be settled by arbitration in Orange County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a panel of three arbitrators.  The arbitrators sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification subject to 11(G). This Section 11 shall survive the termination of this Agreement.

(B)

If either party to this Agreement brings an action on this Agreement, the prevailing party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys’ fees and expenses and court costs.

(C)

This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest.  This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

(D)

This Agreement contains the entire understanding of the Parties and supersedes all prior agreements between them.

(E)

This Agreement shall be constructed and interpreted in accordance with and the governed by the laws of the State of California.

(F)

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

(G)

If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable.  This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

THE CHILDREN’S INTERNET, INC.,

ALAN SCHRAM,

a California corporation

an Individual

/s/ Sholeh Hamedani

/s/ Alan Schram

BY: Sholeh Hamedani

Alan Schram

ITS: President

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Consultant shall perform the following services pursuant to the terms of this Agreement:

(1)

General management consulting services, including but not limited to:

(a)

advising on corporate structure;

(b)

advising on marketing; and

(c)

developing strategic alliances.

(2)

Consulting on matters of the board of directors of the Company, including but not limited to:

(a)

assisting the board of directors in developing policies and procedures; and

(c)

assisting the board of directors of the Company in mergers, acquisitions, and other business combinations.

The above services will be further defined and delineated by the Company’s board of directors from time to time as necessary.

EXHIBIT B

TERMS OF COMPENSATION

The Consultant’s compensation hereunder shall be as follows:

1.

MONTHLY ADVISORY FEES.  A flat fee of 25,000 shares of restricted common stock of the Company shall be paid to the Consultant upon completion of the term of this Agreement.  Consultant hereby represents and warrants to the Company that Consultant is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933 and that Consultant is acquiring the shares for investment purposes only and not with a view towards distribution.

2.

EXPENSES.  Consultant shall be responsible for his own expenses..

THE CHILDREN’S INTERNET, INC.,

ALAN SCHRAM,

a California corporation

an Individual

/s/ Sholeh Hamedani

/s/ Alan Schram

BY: Sholeh Hamedani

Alan Schram

ITS: President

Exhibit 10.3

LICENSE AGREEMENT

THIS AGREEMENT (“Agreement”) is entered into this 28th day of August , 2002, by and between Two Dog Net, Inc., a California corporation (“Licensor”) and D.W.C. Installations, a Nevada corporation (“Licensee”).  Licensor and Licensee shall sometimes be referred to individually as the “Party” or collectively as the “Parties.”

RECITALS

A.

Licensor is the owner of all right, title, and interest in and to the children’s oriented global computer network programming and Internet service currently being used and sold as The Children’s Internet including but limited to a search engine, browser, secure e-mail system, education and entertainment portals, and all its proprietary characters and content, web pages, and home rooms (the “Licensed Technology”);

B.

Licensor is the owner of all right, title, and interest in and to the trademark “Children’s Internet,” (the “Licensed Mark”); and

C.

Licensee desires to acquire, in accordance with the terms and conditions of this Agreement the non-exclusive license to use the Licensed Mark and Licensed Technology as set forth below.

NOW THEREFORE, in consideration of the foregoing Recitals which are incorporated into the operative provisions of this Agreement by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I.  GRANT OF RIGHTS

1.01

Grant of License.  The Licensor grants to Licensee an exclusive license to use the Licensed Technology and Licensed Mark solely in association with Licensor’s internet web site (www.childrensinternet.com) and service.

1.02

Sublicense.  Licensee may not sublicense the rights granted pursuant to this Agreement without Licensor’s prior written consent.  Any sublicense granted in violation of this provision shall be void.

1.03

Reservation of Rights.  Licensor expressly reserves all rights other than those being conveyed or granted in this Agreement.

1.04

Territory.  The rights granted to Licensee are worldwide.

1.05

Term.  This Agreement shall commence on the date first written above (the “Effective Date”) and shall extend for a period of five years.  Following the initial term, this Agreement shall be renewed automatically in five year terms, with no further action of the Parties necessary, unless either Party terminates by written notice to the other no less than ninety days before the end of a term.

ARTICLE 2.  COMPENSATION

2.01

Initial Payment.  Licensee shall pay to Licensor $2,000,000 (the “License Fee”) due and payable no later than two years following the Effective Date, that if Licensee pays the License Fee within the first year following the Effective Date, the License Fee shall be discounted to $1,700,000, and if the Licensee pays the License Fee more than twelve months following the Effective date but within eighteen months following the Effective Date, the License Fee shall be discounted to $1,900,000. Notwithstanding the foregoing, in the event Licensee raises funds in excess of $5,000,000 during the year following the Effective Date. the License Fee shall be due and payable immediately.

2.02

Royalties. Licensee agrees to pay Licensor a royalty of 7% on all Net Sales (as defined below) for each calendar quarter (“Royalty Period”).  All royalties provided for under this Agreement shall accrue when the respective items are billed or paid for, whichever occurs first.

2.03

Net Sales.  For purposes of this Agreement, “Net Sales” shall be defined as Licensee’s gross sales less the cost of dial-up services of $3.79 per customer as paid directly to Qwest Communications (i.e., the gross amount billed customers minus the cost of the dial-up services per customer) generated by Licensee for its customers’ use of the internet web site (www.childrensinternet.com) and service.

2.04

Payments and Statements to Licensor.  Within 30 days after the end of each Royalty Period, an accurate statement of Net Sales along with any royalty payments due to Licensor shall be provided to Licensor.  The acceptance by Licensor of any of the statements furnished or royalties paid shall not preclude Licensor from questioning the correctness at any time of any payments or statements.

2.05

Audit.  Licensee shall keep accurate books of account and record covering all transactions relating to the license granted in this Agreement, and Licensor or its duly authorized representatives shall have the right upon five days prior written notice, and during normal business hours, to inspect and audit Licensee’s records relating to the Licensed Technology and Licensed Mark.  Licensor shall bear the cost of such inspection and audit, unless the results indicate an underpayment greater than $1,000 for any six-month period.  In that case, Licensee shall promptly reimburse Licensor for all costs of the audit along with the amount due with interest on such sums.  Interest shall accrue from the date the payment was originally due and the interest rate shall be 1.5% per month, or the maximum rate permitted by law, whichever is less.  All books of account and records shall be kept available for at least two years after the termination of this Agreement.

2.06

Late Payment.  Time is of the essence with respect to all payments to be made by Licensee under this Agreement.  If Licensee is late in any payment provided for in this Agreement, Licensee shall pay interest on the payment from the date due until paid at a rate of 1.5% per month, or the maximum rate permitted by law, whichever is less.

ARTICLE 3.  WARRANTIES AND INDEMNIFICATION

3.01

Licensor Warranty.  Licensor warrants that it has the power and authority to enter into this Agreement and has no knowledge as to any third party claims regarding the proprietary rights in the Licensed Technology or Licensed Mark which would interfere with the rights granted under this Agreement.

3.02

Licensor Indemnification.  Licensor shall indemnify Licensee and hold Licensee harmless from any damages and liabilities (including reasonable attorneys fees and costs), arising from any breach of Licensor’s warranty as defined above, provided: (a) such claim arises solely out of the Licensed Technology or Licensed Mark as disclosed to the Licensee, and not out of any change in the Licensed Technology or Licensed Mark; (b) Licensee gives Licensor prompt written notice of any such claim; (c) such indemnity shall only be applicable in the event of a final decision by a court of competent jurisdiction from which no right to appeal exists; and (d) that the maximum amount due from Licensor to Licensee under this paragraph shall not exceed the amounts due to Licensor under the Royalties Section from the date that Licensor notifies Licensee of the existence of such a claim.

3.03

Advertising.  Licensee warrants that it will use its best commercial efforts to market and promote the internet web site, www.childrensinternet.com and to market and promote sales of the internet service and that its operation and marketing shall be in conformance with all applicable laws and regulations, including but not limited to all intellectual property laws Licensee shall have the right to use Licensee’s 30 minute infomercial in connection with its marketing efforts, including the right to air the infomercial on television.

3.04

Termination on Change of Control.  In the event that Licensee undergoes a Change of Control (as defined below) Licensor may terminate this Agreement upon written notice to Licensee at any time after receiving notice of the Change of Control.  For purposes of this Agreement “Change of Control” shall mean the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the U.S. Securities Exchange Act of 1934) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of 50% or more of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

3.04

Licensee Indemnification.  Licensee shall indemnify Licensor and hold Licensor harmless from any damages and liabilities (including reasonable attorneys’ fees and costs): (a) arising from any breach of Licensee’s warranties; (b) arising out of any alleged defects or failures to perform of the Licensor’s internet web site and service, (c) any claims arising out of advertising or marketing of the Licensor’s internet web site and/or service.

3.05

Limitation of Licensor Liability.  Licensor’s maximum liability to Licensee under this Agreement, regardless on what basis liability is asserted, shall in no event exceed the total amount paid to Licensor under this Agreement.  Licensor shall not be liable to Licensee for any incidental, consequential, punitive, or special damages.

ARTICLE 4.  OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY

4.01

Intellectual Property Protection.  Licensor may, but is not obligated to seek, in its own name and at its own expense, appropriate further patent, trademark or copyright protection for its Licensed Technology and Licensed Mark in the U.S. or in any foreign country.  Licensor makes no warranty with respect to the validity of any patent, trademark or copyright which may be granted.  Licensor grants to Licensee the right to apply for patents on the Licensed Property provided that such patents shall be applied of in the name of Licensor and licensed to Licensee during the Term and according to the conditions of this Agreement.  Licensee shall have the right to deduct its reasonable out of pocket expenses for the preparation, filing and prosecution of any such U.S. patent application (but in no event more than $5,000) from future royalties due Licensor under this Agreement.  Licensee shall obtain Licensor’s prior written consent before incurring expenses for any foreign patent application.

4.02

Compliance with Intellectual Property Laws.  The license granted in this Agreement is conditioned on Licensee’s compliance with the provisions of the intellectual property laws of the United States and any foreign country in the Territory.  All promotional material shall bear appropriate proprietary notices.

4.03

Infringement Against Third Parties.  In the event that either Party learns of imitations or infringements of the Licensed Technology or Licensed Mark, that Party shall notify the other in writing of the infringements or imitations.  Licensor shall have the right to commence lawsuits against third persons arising from infringement of the Licensed Technology or Licensed Mark.  In the event that Licensor does not commence a lawsuit against an alleged infringer within 60 days of notification by Licensee, Licensee may commence a lawsuit against the third party.  Before filing suit, Licensee shall obtain the written consent of Licensor to do so and such consent shall not be unreasonable withheld.  Licensor will cooperate fully and in good faith with Licensee for the purpose of securing and preserving Licensee’s rights to the Licensed Technology and Licensed Mark.  Any recovery (including, but not limited to a judgment, settlement or licensing agreement included as a resolution of an infringement dispute) shall be divided equally between the Parties after deduction and payment of reasonable attorneys fees to the party bringing the lawsuit.

4.04

Insurance.  Licensee shall, throughout, the Term, obtain and maintain, at its own expense, standard liability insurance coverage, naming Licensor as an additional named insured.  Such policy shall: (a) be maintained with a carrier having a Moody’s rating of at least B; and (b) provide protection against any claims, demands, and causes of action arising out of any alleged defects or failure to perform of the Licensed Technology or any use of the Licensed Technology.  The amount of coverage shall be a minimum of $1,000,000 with no deductible amount for each single occurrence for bodily injury or property damage.  The policy shall provide for notice to Licensor from the insurer by Registered or Certified Mail in the event of any modification or termination of insurance.  Licensee shall furnish Licensor a certificate from its carrier evidencing insurance coverage in favor of Licensor upon request.  The provisions of this section shall survive termination for three years.

4.05

Confidentiality.  For purposes of this Agreement, “Confidential Information” shall mean any information belonging to a Party that is valuable to that Party and is not generally known in the industry in which it is engaged.   The Parties acknowledge that each may be furnished or have access to Confidential Information that relates to each other’s business.  The Parties agree to maintain the Confidential Information in strictest confidence for the sole and exclusive benefit of the other party and to restrict access to such Confidential Information to persons bound by this Agreement, only on a need to know basis.  Neither party, without prior approval of the other, shall use or otherwise disclose to others, or permit the use by others of Confidential Information.

4.06

Ownership.  Licensee agrees that ownership of the Licensed Mark, Licensed Technology, and the goodwill relating thereto shall remain vested in Licensor both during the period of this Agreement and thereafter, and Licensee further agrees never to challenge, contest or question the validity of Licensor’s ownership of the Licensed Technology, Licensed Mark or any registrations thereof by Licensor.  Any logos, designs, symbols, marks, graphics, or artwork derived from the Licensed Mark by Licensee or by a third party for Licensee shall be owned exclusively by Licensor.  Licensee hereby assigns to Licensor all right, title, and interest to any such derivative material.  To prevent the dilution of the Licensed Mark, Licensee shall not adopt or use any mark which is confusingly similar to the Licensed Mark, either during the Term or thereafter.

4.07

Quality Control.  Licensee agrees to comply with any requirements established by Licensor concerning the style, design, display and use of the Licensed Mark; to correctly use the registration symbol ® with every use of the Licensed Mark; and to submit in advance of its use all advertising copy and internet copy to Licensor for approval. Licensee may not use the Licensed Mark in any manner which would disparage or tarnish or dilute the distinctive quality of the Licensed Mark or the reputation and goodwill embodied in the Licensed Mark or which would reflect adversely on the Licensed Mark or Licensor, as determined by Licensor in it reasonable discretion.

4.08

Effect of Termination. Upon termination or expiration of this Agreement, all Royalty obligations as established under section 2.02 shall immediately become due.  After the termination or expiration of this Agreement, all rights granted to Licensee under this Agreement shall terminate and revert to Licensor, and Licensee will refrain from further copying, marketing, distribution, or use of any Licensed Technology or Licensed Mark. Upon termination or expiration of this Agreement, Licensee shall immediately ship to Licensor, without charge, all artwork and other materials used to reproduce the Licensed Mark or derivative materials, and each Party shall return to the other any Confidential Information or materials containing Confidential Information of the other Party.

4.09

Survival. The obligations of Sections 3.02, 3.04, 4.01, and 4.05 shall survive any termination or expiration of this Agreement.

ARTICLE 5.  GENERAL PROVISIONS

1.1

Attorneys’ Fees and Expenses.  The prevailing Party shall have the right to collect from the other Party its reasonable costs and necessary disbursements and attorneys’ fees incurred in enforcing this Agreement.

1.2

Governing Law.  This Agreement shall be governed in accordance with the laws of the State of California.

5.03

Jurisdiction. The Parties consent to the exclusive jurisdiction and venue of the federal and state courts located in Alameda County, California in any action arising out of or relating to this Agreement.  The Parties waive any other venue to which either Party might be entitled by domicile or otherwise.

5.04

Waiver.  The failure to exercise any right provided in this Agreement shall not be a waiver of prior or subsequent rights.

5.05

Invalidity.  If any provision of this Agreement is invalid under applicable statute or rule of law, it is to be considered omitted and the remaining provisions of this Agreement shall in no way be affected.

5.06

Entire Understanding. This Agreement expresses the complete understanding of the Parties and supersedes all prior representations, agreements, and understandings, whether written or oral.  This Agreement may not be altered except by a written document signed by both Parties.

5.07

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

5.08

Notices.  Any notice or consent required to be given under this Agreement shall be in writing and shall be sent by first class certified or registered mail, return receipt requested, or by any return receipt express courier service.  Notice shall be deemed received on the date indicated on the return receipt.

If to Licensee:

D.W.C. Installations

2401 Crow Canyon Road, Suite 201

San Ramon, California 94583

If to Licensor:

Two Dog Net, Inc.

2401 Crow Canyon Road, Suite 201

San Ramon, California 94583

With Copy to:

Lynne Bolduc, Esq.

Oswald & Yap, A Professional Corporation

16148 Sand Canyon Avenue

Irvine, CA  92618

5.09

No Joint Venture.  Nothing contained in this Agreement shall be construed to place the Parties in the relationship of agent, employee, franchisee, officer, partner or joint venturer.

5.10

Assignability. Licensee may not assign or transfer its rights or obligations pursuant to this Agreement without the prior written consent of Licensor.  Any assignment of transfer in violation of this section shall be void.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

LICENSEE:

D.W.C. Installations, a Nevada corporation

/s/ Sholeh Hamedani

BY: Sholeh Hamedani

ITS: President

LICENSOR:

Two Dog Net, Inc., a California corporation

/s/ Nasser Hamedani

BY: Nasser Hamedani

ITS: Chairman of the Board

Exhibit 10.4

AMENDMENT TO LICENSE AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain License Agreement dated September 10, 2002, (the “Agreement”) between Two Dog Net, Inc., a California corporation, (“Licensor”) and D.W.C. Installations, a Nevada corporation, (“Licensee”) and such provisions shall be effective as of November 5, 2002 (the “Effective Date”).  All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

1.

Licensor has agreed to accept 2,000,000 shares of Series A Preferred Stock of Licensee in exchange for the $1,984,500 Licensee owed to Licensor.

2.

Article 4.4 Insurance is deleted in its entirety.

3.

All other provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, Maker has caused this Amendment to Promissory Note to be duly executed and delivered as of the Effective Date.

LICENSEE:

LICENSOR:

D.W.C. Installations,

Two Dog Net, Inc.,

a Nevada corporation

a California corporation

/s/ Sholeh Hamedani

/s/ Nasser Hamedani

By:

Sholeh Hamedani

By:

Nasser Hamedani

Its:

President and CEO

Its:

Chairman of the Board

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

The Children's Internet, Inc.

We consent to the use of our Independent Auditors’ Report dated April 2, 2002 covering the financial statements of The Children's Internet, Inc. (formerly D.W.C. Installations) (A Development Stage Company) for the years ended December 31, 2001 and 2000 and for the period from September 25, 1996 (inception) to December 31, 2001, to be included in a Form SB-2 registration statement to be filed with the Commission on approximately February 6, 2003.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/ Stonefield Josephson, Inc.

STONEFIELD JOSEPHSON, INC.

Certified Public Accountants

Santa Monica, California

February 6, 2003

#